Schedule 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

(Amendment No. 2)

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

IT&E INTERNATIONAL GROUP
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IT&E International Group
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, California  92075

INFORMATION STATEMENT

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

General

We are providing this Information Statement to you to inform you that shareholders holding a majority in interest of the common stock of IT&E International Group (referred to herein as “we,” “us,” the “Company,” or “IT&E International”) have adopted resolutions by written consent that:

Action No. 1:   Adopt and approve an Agreement and Plan of Merger pursuant to which we will reincorporate and reorganize ourselves from the State of Nevada into the State of Delaware (the “Reincorporation”);

Action No. 2:   Adopt the IT&E International, Inc., a Delaware corporation (“IT&E Delaware”), Certificate of Incorporation which increases the authorized number of shares of our common stock from 250,000,000 to 650,000,000 and authorizes 10,000,000 shares of preferred stock with rights, preferences and privileges as determined by the our Board of Directors (“Board”) from time to time;

Action No. 3:   Approve a reverse stock split to be effected at any time prior to November 9, 2006 in a ratio not to exceed twenty five (25) shares to one (1) share, the timing and the ratio of such reverse stock split to be determined by our Board in its discretion;

Action No. 4:   Ratify the creation of a Series D Preferred Stock and approve the Certificate of Designations setting forth the rights, preferences and privileges of the Series D Preferred Stock;

Action No. 5:   Approve an amendment to our 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the Plan from 7,500,000 to 25,000,000; and

Action No. 6:   Appoint one (1) director to fill one (1) of the existing vacancies on the Board and ratify the appointment of two (2) directors that were appointed by the sitting members of the Board to fill two (2) existing vacancies on the Board.

We have established the close of business on December 1, 2005 as the record date (“Record Date”) related to the foregoing. Therefore, we are mailing this Information Statement to our shareholders of record as of the close of business on December 1, 2005. We intend to mail this Information Statement to our security holders no later than February 8, 2006.

This Information Statement is being mailed to you for information purposes only. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Shareholders Entitled to Vote

Holders of our common stock at the close of business on December 1, 2005 were entitled to vote on the actions set forth above. On December 1, 2005, we had approximately 60,086,375 shares of common stock issued and outstanding. Each shareholder was entitled to one vote for each share of common stock held by such shareholder.

Results of the Vote

On the record date, holders of a majority of our outstanding common stock executed a written consent in favor of the actions described above. Each of the foregoing actions was approved by 49,616,667 shares, or 82.58% of all shares entitled to vote thereon. This consent satisfies the shareholder approval requirement for the proposed actions.

Information Statement

No action is required by you. We were required to seek shareholder approval for each of the actions described above pursuant to the Securities Purchase Agreement (as defined in Action No. 4 below). As set forth above, we sought and have obtained the required shareholder approval. The accompanying Information Statement is furnished only to inform you of the corporate actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 14c-2, the foregoing actions will not take effect until a date that is at least twenty (20) days after the date on which this Information Statement has been mailed to you. No other shareholder approval is required.

February      , 2006

ACTION NO. 1: THE REINCORPORATION

Purpose of the Reincorporation

The Board has determined that it is in the best interests of the Company and our shareholders to reincorporate and reorganize in the State of Delaware.

The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that adopted by our Board and a majority of our shareholders. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to our corporate legal affairs and the activities of our directors.

Mechanics of the Reincorporation

The Reincorporation will be accomplished as follows: (i) we will form a new Delaware corporation, which will be a wholly-owned subsidiary of ours, IT&E Delaware, (ii) we will merge with and into IT&E Delaware pursuant to an Agreement and Plan of Merger (the “Reincorporation Agreement”) attached hereto as Appendix “A”, and (iii) following the merger, IT&E Delaware will be the surviving entity. Pursuant to the Reincorporation Agreement, each outstanding share of our common stock will automatically convert into one (1) share of common stock of IT&E Delaware.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF IT&E DELAWARE.

Shareholders may, however, exchange their certificates through our transfer agent, Holladay Stock Transfer, Inc., if they so choose. Shares of common stock of IT&E Delaware will continue to trade on the over the counter bulletin board.

Timing of the Reincorporation

Pursuant to a covenant in the Securities Purchase Agreement we have agreed to effect, and intend to effect, the Reincorporation on the date that is twenty one (21) days after the date on which this Information Statement is mailed to our shareholders.

Consequences of the Reincorporation

The Reincorporation will result in a change in our legal domicile from Nevada to Delaware and certain other changes described in this Information Statement. The Reincorporation by itself will not result in any change in our business, management, fiscal year, assets or liabilities. The following discussion provides an overview of how the Reincorporation, by itself, will affect certain matters.

Name

Effective upon the Reincorporation, our name will change from “IT&E International Group” to “IT&E International, Inc.”

Authorized Capital Stock

Effective upon the Reincorporation, IT&E Delaware will have 660,000,000 authorized shares of capital stock, 650,000,000 of which will be common stock and 10,000,000 of which will be preferred stock with rights, preferences and privileges as determined by the Board from time to time.

Board of Directors

Following the Reincorporation, our Board will continue to consist of the directors holding office prior to the Reincorporation, subject to Action No. 6 described below.

Shareholder Rights

Following the Reincorporation, the rights of our shareholders will be governed by the Certificate of Incorporation of IT&E Delaware, the Bylaws of IT&E Delaware and Delaware General Corporation Law (the “DGCL”). These changes will result in certain differences in the rights of our shareholders after the Reincorporation is complete. Please see the section of this Information Statement entitled “Differences in Shareholder Rights” for a discussion of some of these differences.

U.S. Federal Income Tax Consequences

The Reincorporation is intended to be tax free to us and our shareholders under the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, it is expected that no gain or loss will be recognized by you solely as a result of the Reincorporation, and no gain or loss will be recognized by us or the newly formed Delaware entity. Each former holder of shares of our common stock will have the same tax basis in the newly formed Delaware entity’s common stock received by such holder pursuant to the Reincorporation as such holder has in the shares of our common stock held by such holder at the effective time of the Reincorporation. Each stockholder’s holding period with respect to the newly formed Delaware entity’s common stock will include the period during which such holder held the shares of our common stock, so long as the latter were held by such holder as a capital asset at the effective time of the Reincorporation. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

Accounting Consequences

There will be no material accounting consequences for us resulting from the Reincorporation.

Differences in Shareholder Rights

Bylaws

The bylaws of IT&E Delaware are substantially similar to our existing Amended and Restated Bylaws except that under the NRS, a director may be removed with or without cause only with the affirmative vote of sixty six and two-thirds percent (66 2/3%) of our outstanding voting stock and our existing Amended and Restated Bylaws reflect this aspect of the NRS. In contrast the DGCL allows for the removal of a director, with or without cause, with the affirmative vote of a majority of the outstanding shares of voting stock, and the IT&E Delaware bylaws reflect this aspect of the DGCL. A majority of our outstanding stock is held by a small number of shareholders which means that a relatively small group of shareholders acting together could vote to remove a director under the IT&E Delaware bylaws where such an action would have been more difficult pursuant to the super majority voting provision of the NRS and our existing Amended and Restated Bylaws discussed above. The IT&E Delaware bylaws are attached hereto as Appendix “B”.

Certificate of Incorporation

In general, the Certificate of Incorporation of IT&E Delaware differs from our existing Articles of Incorporation in the following manner. Our existing Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, par value $0.001 per share, and 2,820,000 shares of Series A Preferred Stock, par value $0.001 per share  The IT&E Delaware Certificate of Incorporation authorizes the issuance of 660,000,000 shares of capital stock total, par value $.001 per share, of which 650,000,000 are common stock and 10,000,000 of which are preferred stock with rights, preferences and privileges as determined by the Board from time to time, and eliminates reference to the old Series A Preferred Stock, all of which has been converted to common stock.

The rights, preferences and privileges of the common stock of the IT&E Delaware are substantially similar to the rights, preferences and privileges of our common stock, subject to the differences between the NRS and the DGCL described below.

Nevada Revised Statues and Delaware Corporation Law

The following is a summary comparison of certain provisions of the NRS and the DGCL. It does not purport to be anything other than a summary and you are encouraged to review the NRS and DGCL for a complete understanding of their respective provisions.

The NRS and DGCL both have provisions and limitations regarding directors’ liability. The NRS and DGCL permit a corporation to include in its articles of incorporation or certificate of incorporation, as the case may be, a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. Both the IT&E International Articles of Incorporation and the IT&E Delaware Certificate of Incorporation include such a provision. However, under DGCL this provision does not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, this limitation of liability is not effective for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director’s breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

Both the NRS and DGCL generally permit a corporation to indemnify its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer, at the time of the determination:  (i) by a majority of the disinterested directors, even though less than a quorum; (ii) by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or (iii) by a majority vote of the shareholders, at a meeting at which a quorum is present. Both the NRS and DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation’s certificate of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote.

Under the DGCL, the board of directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the board of directors in its certificate of incorporation. In contrast, under NRS the directors are free to amend the bylaws. The IT&E Delaware bylaws include such a provision allowing the Board to amend the bylaws.

Under the NRS and DGCL, unless the articles of incorporation or certificate of incorporation, as the case may be, of a corporation otherwise provide, amendments of the articles of incorporation or certificate of incorporation, as the case may be, generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the board of directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if:  (i) the articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger; (ii) each shareholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent (20%) the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent (20%) the total number of participating shares outstanding immediately before the merger. The DGCL contains similar provisions.

The NRS generally restricts the ability of a company to engage in business combinations with an “interested shareholder” (generally any holder of ten percent (10%) or more of the outstanding voting stock of a company) during the three (3) years following the date such shareholder became an interested shareholder, subject to certain limited exceptions. The DGCL contains similar provisions, with the exception that an “interested stockholder” under the DGCL shall generally mean any holder of fifteen percent (15%) or more of the outstanding voting stock of a company. As permitted by the DGCL, the New Certificate will expressly elect not to be governed by this provision of the DGCL.

Under the NRS and DGCL, a special meeting of shareholders can be called by the corporation’s board of directors or by any person or persons as may be authorized by the corporation’s articles of incorporation or certificate of incorporation, as applicable, or bylaws. Under each of the bylaws of IT&E International and the bylaws of IT&E Delaware special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty five percent (25%) of all the outstanding shares of the corporation entitled to vote at the meeting.

Both the NRS and the DGCL permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the articles of incorporation or the certificate of incorporation, as applicable, or bylaws expressly provide otherwise. Our existing bylaws and IT&E Delaware’s bylaws expressly allow our shareholders to act by written consent.

Neither the NRS nor the DGCL provide that shareholders have the right to cumulate votes in an election of directors, unless expressly set forth in the articles of incorporation or certificate of incorporation, as the case may be. Neither our Articles of Incorporation nor the Certificate of Incorporation of IT&E Delaware allow for cumulative voting in the election of directors.

Under both the NRS and DGCL, any shareholder with a proper purpose may inspect and copy the books, records and shareholder lists of the corporation.

Appraisal Rights

You will be entitled to dissenters’ rights of appraisal with respect to the Reincorporation provided that you follow the procedures more specifically outlined in the section of this Information Statement below, entitled “Dissenters’ Right of Appraisal.” For further information and a description of the procedures to be followed in order to demand appraisal, please refer such section below.

ACTION NO. 2: APPROVE IT&E DELAWARE CERTIFICATE OF INCORPORATION

Our Board and shareholders have approved the Certificate of Incorporation attached to this Information Statement as Appendix “C” (the “New Certificate”).

The New Certificate: (i) increases the number of authorized shares of common stock from 250,000,000 shares to 650,000,000 shares, (ii) eliminates reference to the existing Series A Preferred Stock, and (iii) authorizes the issuance of up to 10,000,000 shares of preferred stock with rights, preferences and privileges to be designated by the Board from time to time.

Our existing Amended and Restated Articles of Incorporation (the “Articles”) currently authorize 250,000,000 shares of common stock and 2,820,000 shares of preferred stock, all of which is designated as Series A Preferred Stock. As of December 31, 2005, we had 60,448,875 shares of common stock outstanding and no shares of Series A Preferred Stock outstanding. We have the following shares currently reserved for issuance: (i) 25,000,000 shares of common stock reserved for issuance in connection with our 2005 Equity Incentive Plan (subject to the expiration of the waiting period prescribed by Rule 14-2 of the Exchange Act which takes place on the date that is twenty (20) days after we mail this Information Statement to our shareholders); and (ii) 84,066,832 shares of common stock reserved for issuance upon the exercise of outstanding warrants.

Elimination of Existing Series A Convertible Preferred Stock

In order to facilitate an equity financing, the holders of a majority of our Series A Preferred Stock consented and agreed to convert all of the outstanding Series A Preferred Stock into common stock at a conversion ratio of one (1) share of Series A Preferred Stock to ten (10) shares of common stock. On November 4, 2005, we converted 2,820,000 shares of Series A Preferred Stock into 28,200,000 shares of common stock upon receipt of notice of such conversion from the holders of such Series A Preferred Stock. In connection with the conversion of the Series A Preferred, our New Certificate will not contain any reference to the rights, preferences and privileges of our existing Series A Preferred Stock.

Increase in Authorized Common Stock and Authorization of Blank Check Preferred Stock

Our Board has determined that it is in the best interests of the Company and our shareholders to increase the number of authorized shares of our common stock and to authorize the issuance of preferred stock with rights, preferences and privileges to be determined by our Board. The increase in our authorized common stock and preferred stock contemplated by this Action No. 2 will allow us to issue the 16,500 shares of Series D Preferred Stock described in Action No. 4 below. We currently intend to issue 11,500 shares of Series D Preferred Stock as described in Action No. 4 and to reserve up to 5,000 shares of Series D Preferred Stock for issuance upon the exercise of the ComVest Option described in Action No. 4. In addition, we intend to reserve an additional 235,714,215 shares of common stock that will become issuable upon conversion of all such shares of Series D Preferred Stock.

Any remaining shares of authorized but unissued and unreserved common or preferred stock may be issued to new investors in capital raising transactions or in connection with potential acquisitions. However, other than issuing up to 16,500 shares of Series D Preferred Stock described in Action No. 4 below and reserving a sufficient number of shares of common stock for issuance upon conversion of such Series D Preferred Stock into common stock, we have no current plans for the issuance of any remaining authorized but unissued and unreserved common or preferred stock. In addition, we have not currently identified any such acquisition candidate to whom we would issue any such remaining authorized but unissued and unreserved common or preferred stock.

As discussed above and assuming all of the authorized shares of Series D Preferred Stock are issued, such Series D Preferred Stock will initially be convertible into 235,714,215 shares of common stock. After such conversion to common stock, the holders of all of our Series D Preferred Stock would then hold approximately 79.69% of our outstanding common stock.

In addition, the holders of the Series D Preferred Stock will be entitled to vote on all matters presented to the holders of the common stock. Each share of Series D Preferred Stock will entitle the holder thereof to cast that number of votes that such holder would be entitled to cast had such holder converted its Series D Preferred Stock into shares of common stock as of the date immediately prior to the record date for determining our shareholders eligible to vote on any such matter. Therefore, the holders of our Series D Preferred Stock would initially be entitled to 235,714,215 votes or 79.69% of the voting power when voting together with the common stock as a single class.

Be advised that the issuance of such preferred stock will dilute our existing shareholders and that our Board does not intend to solicit further approval from our shareholders prior to designating the rights, preferences or privileges of any such preferred stock, including, without limitation, rights as to dividends, conversion, voting, liquidation preference or redemption, which in each case may be superior to the rights of our common stock, or prior to the issuance of any such shares of preferred stock.

Effectiveness

We will file the New Certificate with the Secretary of State of the State of Delaware on the date that is twenty one (21) days after the date on which this Information Statement is mailed to our stockholders. Upon the filing of the New Certificate with the Secretary of State of the State of Delaware, the New Certificate will become effective and will become our governing charter document.

ACTION NO. 3: APPROVE REVERSE STOCK SPLIT

Our Board has determined it is in our best interests and the best interests of our shareholders to effect a reverse stock split at any time prior to November 9, 2006 based upon an exchange ratio not to exceed twenty five (25) shares to one (1) share (the “Reverse Split”).

Consequences of the Reverse Split

The effect of such Reverse Split may increase the trading price of our common stock and could therefore create greater investor interest in our common stock and possibly enhance the marketability of our common stock to the financial market. In addition, the reduction in the number of outstanding shares, together with the increased number of authorized shares, as discussed above, will provide us with additional authorized but unissued shares which could be used for future acquisitions or mergers or to otherwise carry out our business objectives. We do not currently have any specific plans for the issuance of the additional shares of common stock that will be made available as a result of the Reverse Split.

Although the Reverse Split may increase the market price of our common stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the common stock. The market price of the common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business as well as general market conditions. The Reverse Split will affect all of the holders of our stock uniformly and will not affect any shareholder’s percentage ownership interest in us or proportionate voting power, except for minor changes that will result from the rounding of fractional shares, as discussed below.

To help you understand how the Reverse Split will affect: (i) our outstanding common stock, (ii) the shares of common stock we have reserved for issuance upon exercise of warrants and options or conversion of preferred stock, and (iii) our authorized but unissued and unreserved common stock, we have summarized four potential Reverse Split scenarios below. The following scenarios assume that our New Certificate will have been filed at the time of the Reverse Split and that at the time of the Reverse Split, we will have: (i) 60,448,875 shares of common stock issued and outstanding, (ii) 451,923,872 shares of common stock reserved for issuance upon exercise of outstanding warrants and options and the conversion of the Series D Preferred Stock, and (iii) 137,627,253 shares of authorized common stock unreserved and unissued.

If the Board were to effect the Reverse Split at a ratio of five (5) to one (1), immediately after the effective date of such Reverse Split, we would have 12,017,275 shares of common stock issued and outstanding, 90,384,774 shares of common stock reserved for issuance upon exercise of outstanding warrants and options and the conversion of the Series D Preferred Stock, and 547,597,951 shares of authorized but unreserved and unissued common stock.

If the Board were to effect the Reverse Split at a ratio of ten (10) to (1), immediately after the effective date of such Reverse Split, we would have 6,008,638 shares of common stock issued and outstanding, 45,192,387 shares of common stock reserved for issuance upon exercise of outstanding warrants and options and the conversion of the Series D Preferred Stock, and 598,798,975 shares of authorized but unreserved and unissued common stock.

If the Board were to effect the Reverse Split at a ratio of twenty (20) to one (1), immediately after the effective date of such Reverse Split, we would have 3,004,319 shares of common stock issued and outstanding, 22,596,194 shares of common stock reserved for issuance upon exercise of outstanding warrants and options and the conversion of the Series D Preferred Stock, and 624,399,487 shares of authorized but unreserved and unissued common stock.

If the Board were to effect the Reverse Split at a ratio of twenty five (25) to one (1), immediately after the effective date of such Reverse Split, we would have 2,403,455 shares of common stock issued and outstanding, 18,076,955 shares of common stock reserved for issuance upon exercise of outstanding warrants and options and the conversion of the Series D Preferred Stock, and 629,519,590 shares of authorized but unreserved and unissued common stock.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares that is not evenly divisible by the Reverse Split ratio selected by the Board will receive one (1) additional share of the IT&E Delaware common stock in lieu of such fractional share.

Registered and Beneficial Stockholders

Upon a Reverse Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Accounting Matters

The Reverse Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to the common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by our Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Procedure for Effecting the Reverse Split

If the Board decides to implement the Reverse Split at any time after the date the New Certificate is filed but prior to November 9, 2006, we will promptly file a Certificate of Amendment to our New Certificate with the Secretary of State of the State of Delaware, in the form attached hereto as Appendix “D” to amend the New Certificate with a provision effecting the Reverse Split. If our Board determines the Reverse Split ratio and decides to implement the Reverse Split prior to the date on which the New Certificate is filed, we will include a provision in the New Certificate that will effect the Reverse Split. The Reverse Split will become effective at the discretion of our Board (the “Reverse Split Effective Date”), however no later than November 9, 2006. The Reverse Split will take place on the Reverse Split Effective Date without any further action on the part of shareholders. Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed, for all corporate purposes, to evidence ownership of post-Reverse Split shares.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES REPRESENTING THE NUMBER OF SHARES OF STOCK EACH HOLDER IS ENTITLED TO RECEIVE AS A RESULT OF THE REVERSE SPLIT.

No Appraisal Rights

Under the DGCL, our stockholders will not be entitled to appraisal rights in connection with the Reverse Split. Furthermore, we do not intend to independently provide stockholders with any such rights.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of the material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefore. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.

ACCORDINGLY, WE URGE EACH STOCKHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

ACTION NO. 4: CREATION OF SERIES D PREFERRED STOCK

In connection with our recent private placement which resulted in gross proceeds to us of approximately $11,500,000 (the “Private Placement”), our Board and shareholders have approved the creation of a Series D Convertible Preferred Stock and have adopted the Certificate of Designations attached to this Information Statement as Appendix “E” (the “Certificate of Designations”). The Certificate of Designations sets forth the rights, preferences and privileges of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”). For a summary of such rights, preferences and privileges, please see the table at the end of this Action No. 4 below. Pursuant to a covenant in the Securities Purchase Agreement (defined below) we have agreed to file, and intend to file, the Certificate of Designations on the date that is twenty one (21) days after the date on which this Information Statement is mailed to our shareholders.

In connection with the Private Placement, our Board has authorized the issuance of up to 16,500 shares of such Series D Preferred Stock. The Series D Preferred Stock, when issued as described below, will be senior in rights, preferences and privileges to the shares of our common stock as set forth in the Certificate of Designations. Please see the subsection below entitled, “How the Issuance of the Series D Preferred Stock will Affect our Existing Shareholders,” for more information related to the preferences and privileges of the Series D Preferred Stock.

In addition, we have attached hereto as Appendix “F” certain of our historical financial statements, together with certain historical financial statements of Millennix, Inc. and certain pro forma financial information related to both companies which are hereby expressly incorporated herein by reference and are a part of this Information Statement. These financial statements may include information that is material to you with regard to the actions described in this Information Statement.

Background of the Private Financing

For approximately twelve months prior to the closing of the Private Placement, we had been exploring various financing alternatives in order to enable us to fund our growth and acquisition strategy. We originally intended to identify one or more lenders and to enter into a loan or credit facility to finance such growth and acquisition strategy; however, we were unable to identify a lender who would lend us funds on terms that were acceptable to us.

In July, 2005, we were first introduced to ComVest Investment Partners II, LLC (“ComVest”) by our existing lender, Laurus Master Fund, Ltd. We had no prior relationship with ComVest. Between July, 2005, and November, 2005, ComVest undertook a due diligence investigation of our Company, its operations and financial condition. Once ComVest had completed its due diligence investigation, it proposed a potential preferred stock financing based on its valuation of our Company. Thereafter, we negotiated the terms of their proposal, including ComVest’s proposed valuation, at arms-length. The agreed upon valuation resulted in an effective price per share of $0.07, notwithstanding that the price per share of our common stock on the date of the first closing, November 9, 2005, was $0.17 per share. In addition, ComVest’s proposal included a provision whereby we would also issue to the new investors warrants to purchase a number of shares of our common stock equal to fifty percent (50%) of the number of shares of common stock issuable upon conversion of the new preferred stock at an exercise price equal to $0.10 per share, notwithstanding that the price per share of our common stock on November 9, 2005 was $0.17 per share. The exercise price of $0.10 per share was intended to be thirty percent greater than the effective price per share of the new preferred stock, or $0.07, which was based on ComVest’s valuation of our Company.

In addition, ComVest’s proposal required that we (i) repay all of our outstanding debt and terminate any existing security agreement with any lender such that the holders of our newly created preferred stock would be senior to all of our other outstanding securities with respect to liquidation preference, and

(ii) consummate the acquisition of the Millennix assets concurrently with the closing of the preferred stock financing. ComVest’s proposal also required that the holders of the Series D Preferred Stock be entitled to elect five (5) of our seven (7) directors, which required that one (1) of our existing directors resign from our Board.

Our Board considered ComVest’s proposal together with all other factors it deemed relevant to the decision, including, without limitation, the Company’s growth and acquisition strategy, financial position, financing alternatives and the substantial dilution that would result to our existing shareholders and determined that it was in the best interest of the Company and its shareholders to proceed with an equity financing along the lines proposed by ComVest because it enabled us to enter into a relationship with an investor whose interests were more aligned with the interests of our shareholders in general and provided us with greater access to capital to further our acquisition strategy; provided, however, that because we did not yet have sufficient shares of preferred stock authorized to complete such a preferred stock financing, we proposed to issue and sell convertible notes that would automatically convert into such newly created preferred stock at such time as this preferred stock was duly authorized by our shareholders. In addition, it was determined that Anthony Allocca would resign from our board to create five (5) vacancies on our Board and that Mr. Allocca would continue on in his capacity as one of our officers.

Approximately one week prior to the initial closing, ComVest introduced us to each of the other two new investors, Mr. McCall and Mr. Dontzin. We had no prior relationship with either of such individuals. Two entities affiliated with Mr. McCall are also investors in ComVest with an aggregate ownership interest of approximately 1.8%. Mr. Dontzin is also an investor in ComVest with an ownership interest of approximately 0.9%.  Neither Mr. McCall nor Mr. Dontzin have any management role with ComVest.

The Private Placement and the Issuance of our Series D Preferred Stock

On November 9, 2005, we issued and sold senior secured convertible promissory notes (the “Senior Notes”) in an aggregate principal amount of $7,000,000 to certain purchasers (the “Purchasers”) and warrants to purchase an additional 49,999,985 shares of common stock at an exercise price of $0.10 per share pursuant to that certain Securities Purchase Agreement dated November 9, 2005 (the “Securities Purchase Agreement”). On December 22, 2005, we held a second closing at which we issued an additional Senior Note in the aggregate principal amount of $4,500,000 and a warrant to purchase an additional 32,142,847 shares of common stock at an exercise price of $0.10 per share. The Senior Notes automatically convert into a number of shares of our Series D Preferred Stock equal to the total outstanding principal amount under all issued and outstanding Senior Notes divided by $1,000 upon the filing of the Certificate of Designations. The shares of Series D Preferred Stock will be issued to the Purchasers as follows:  (i) ComVest will receive 10,300 shares; (ii) Charles McCall will receive 1,000 shares; and (iii) Matthew Dontzin will receive 200 shares.

In addition, pursuant to the Securities Purchase Agreement, we granted ComVest the right to invest up to an additional $5,000,000 (the “ComVest Option”) at any time prior to May 9, 2006. If ComVest chooses to exercise the ComVest Option prior to the filing of the Certificate of Designations, ComVest will receive an additional Senior Note in the principal amount of $5,000,000 and if ComVest chooses to exercise the ComVest Option in full after the Certificate of Designations has been filed, ComVest will be issued 5,000 shares of Series D Preferred Stock. If ComVest exercises the ComVest Option, it will also be issued an additional warrant to purchase 35,714,275 of common stock at an exercise price of $0.10 per share.

How the Issuance of the Series D Preferred Stock Will Affect our Existing Shareholders

As noted above, the Series D Preferred Stock, when issued, will be senior in rights, preferences and privileges to the shares of our outstanding common stock. In particular, the holders of our Series D

Preferred Stock will (i) have a liquidation preference in the event of a “liquidation event” (defined below), (ii) have certain voting rights with respect to the election of directors and other material transactions, and (iii) have effective voting control of all outstanding capital stock.

The Liquidation Preference

With respect to our Series D Preferred Stock, a liquidation preference means that upon a “liquidation event,” the holders of our Series D Preferred Stock will receive $1,000 per share of Series D Preferred Stock then held by such holder from the proceeds of such “liquidation event” before the holders of our common stock receive any of the proceeds from such “liquidation event.”  For example, if a “liquidation event” were to occur immediately after the filing of the Certificate of Designations, and assuming all 16,500 shares of Series D Preferred Stock were then outstanding, the holders of our Series D Preferred Stock would be entitled to receive an aggregate of $16,500,000 from the proceeds of such “liquidation event” before the holders of our common stock were to receive any of the proceeds from such “liquidation event.”  Therefore, if the value of our assets were approximately the same on the date of such “liquidation event” as they are on the date of this Information Statement, the holders of our common stock would not be entitled to receive any proceeds from such “liquidation event.”  Further, assuming the value of our assets was in excess of $16,500,000 at the time of such “liquidation event,” our common stockholders would have to share any such remaining proceeds in excess of $16,500,000 with the holders of our Series D Preferred Stock on a pro rata basis and as if such shares of Series D Preferred Stock had converted into common stock immediately prior to such “liquidation event.”  For purposes of our Series D Preferred Stock, a “liquidation event” means (i) our liquidation, dissolution or winding up; (ii) our involvement in a bankruptcy action or our admission of our inability to pay our debts as they become due; (iii) a merger or consolidation where our existing shareholders do not retain more than 50% of our voting power or interest; (iv) a sale of all or substantially all of our assets; or (v) the acquisition of 50% or more of our voting power or interest by a single person or group.

Rights with Respect to the Election of Directors and Protective Provisions

The holders of Series D Preferred Stock will also have the right to elect a five (5) out of seven (7) members of our Board. Our common stockholders will have the right to elect the remaining two (2) directors. Additionally, we may not, once the shares of Series D Preferred Stock are issued, without the consent of the holders of a majority of the shares of Series D Preferred Stock, take certain actions, including, without limitation: (i) altering, amending or repealing the rights, preferences and privileges of the Series D Preferred Stock; (ii) altering, amending or repealing our certificate of incorporation or bylaws in a manner that would adversely affect the voting power or any other rights, preferences or privileges of the Series D Preferred Stock; (iii) creating any securities senior in rights, preferences or privileges to the Series D Preferred Stock; and (iv) creating any securities equal in rights, preferences or privileges to the Series D Preferred Stock.

Effective Voting Control

The holders of our Series D Preferred Stock will be entitled to vote on all matters presented to the holders of our common stock on an as-if-converted to common stock basis. Each share of Series D Preferred Stock will initially be convertible into 14,285.71 shares of our common stock.  As a result, the holders of Series D Preferred Stock will initially be entitled to 235,714,215 votes, or 79.69% of the voting power, when voting together with the common stock as a single class on any action to be voted upon by the holders of our capital stock.

Use of Proceeds from the Private Financing

Repayment of the Laurus Note

We used approximately $5,000,000 of the proceeds received in the Private Placement and the sale of the Senior Notes to repay Laurus Master Fund, Ltd. (“Laurus”) all outstanding amounts owed under a Secured Convertible Term Note dated October 18, 2004 (the “Laurus Note”). We had intended to use the proceeds of the Laurus Note, which bore interest at rate equal to the prime rate, as published in the Wall Street Journal, plus 2.5%, for working capital and potential acquisitions. While we could have used such proceeds to consummate the Millennix acquisition described below, our Board determined that repaying the Laurus Note and entering into the Private Placement was in the best interests of our Company and our shareholders because it enabled us to enter into a relationship with an investor whose interests were more aligned with the interests of our shareholders in general and provided us with greater access to capital to further our acquisition strategy.

Acquisition of Millennix, Inc.

Additionally, approximately $1,200,000 of the proceeds received in the sale of the Senior Notes was used to acquire substantially all of the assets of Millennix, Inc. (“Millennix”). Of such amount, approximately $78,000 represents a loan repaid on behalf of Millennix to The Bank of New York pursuant to a Promissory Note dated March 29, 2002, which bore interest at the prime rate, as publicly announced from time to time by The Bank of New York, plus 1%. In addition to the cash portion of the purchase price for the assets of Millennix, we also issued 10,416,667 shares of our common stock to Dr. Gene Resnick, the sole shareholder of Millennix, and assumed certain debts of Millennix in the aggregate principal amount of approximately $800,000.

We are also obligated to pay a possible additional $1,400,000 in cash (“Millennix Earnout”), contingent upon the achievement of certain earnout milestones. We currently contemplate that we will pay the Millennix Earnout using our available working capital, some of which may, but will not necessarily, include proceeds received from the sale of the Senior Notes.

Millennix provides comprehensive clinical research services for Phase I through Phase IV clinical trials, with a focus in oncology and other complex medical conditions. Millennix also assists its clients with strategic and regulatory planning, as well as protocol development, investigator qualification and recruitment, study implementation and management, and data management. Millennix’s clients include large pharmaceutical companies and smaller pharmaceutical and biotechnology companies. As such, the primary component of the assets we acquired from Millennix was the various service agreements Millennix has entered into with its various clients related to the conduct of their respective clinical trials and the Millennix expertise and personnel. We had no relationship with Millennix prior to the acquisition of the Millennix assets.

We intend to operate Millennix as a division of our Company. Our Millennix division will continue to be located in Purchase, New York. We have hired each of the employees of Millennix who was an employee of Millennix immediately prior to the acquisition. In addition, we intend to integrate our sales operations as well as our internal control systems and certain other information technology. To date, we have not encountered any material difficulty in integrating such aspects of the two companies; however, the integration process is still at a very early stage.

Remaining Proceeds from the Private Placement

The remaining proceeds received from the sale of the Senior Notes, including those received in connection with the exercise of the ComVest Option, if any, shall be used as working capital and for potential future acquisitions. At this time, however, we have not identified any such potential future acquisition candidates for which we would use such funds. We expect the funds received in the Private Placement to be sufficient to fund our operations through at least December 31, 2006.

Summary of the Terms of the Series D Preferred Stock

The following is a summary of the rights, preferences and privileges of the Series D Preferred Stock.

Dividends:	Holders of Series D Preferred Stock are not entitled to receive dividends.
Liquidation Preference:

In the event of any liquidation or winding up of IT&E Delaware, the holders of Series D Preferred Stock will be entitled to receive, in preference to the holders of the IT&E Delaware common stock, an amount per share equal to the stated value per share, initially $1,000, subject to weighted average anti-dilution adjustments (the “Liquidation Preference”). If the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of IT&E Delaware legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. All remaining proceeds thereafter shall be shared pro rata by the holders of common stock and the holders of the Series D Preferred Stock (on an as converted basis). A consolidation or merger of IT&E Delaware or sale of all or substantially all of its assets in a transaction in which IT&E Delaware’s stockholders prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity shall be deemed a liquidation or winding up for purposes of the Liquidation Preference.

Redemption:

IT&E Delaware has the right, upon written notice to the holders of Series D Preferred Stock, to redeem any of the holder’s Series D Preferred Stock, if the following conditions are met: (i) a majority of the independent non-employee members of the Board of Directors (as “independent” is defined in Rule 10A-3 of the Exchange Act) have affirmatively voted in favor of the redemption; (ii) the closing price of the common stock has traded at or above a price equal to $0.30 for a period of twenty (20) days prior to the redemption notice; and (iii) IT&E Delaware has achieved a pre-tax income per share of common stock (calculated on a fully-diluted basis after giving effect to the issuance of the common stock underlying the Series D Preferred Stock, and using the Treasury Method for options and warrants) of at least $0.015 per share for the prior trailing four (4) quarters (excluding any non-recurring extraordinary expenses). IT&E Delaware may exercise this right by delivering $0.001 per share of common stock issuable upon the conversion of the Series D Preferred Stock being redeemed.

Optional Conversion:

The Series D Preferred Stock will be convertible into common stock at any time, at the sole option of each holder. The conversion ratio is determined by dividing the Liquidation Preference by the then-current conversion price for the Series D Preferred Stock. The initial conversion price for the Series D Preferred Stock is $0.07 (the “Conversion Price”).

Anti-Dilution:

The Conversion Price of the Series D Preferred Stock is subject to adjustment on a weighted average anti-dilution basis if IT&E Delaware sells shares of equity securities, or is deemed to have sold shares of equity securities, at a purchase price less than the then-effective Conversion Price for the Series D Preferred Stock, subject to certain standard and customary exceptions. There shall also be a proportional adjustment to the Series D Preferred Stock Conversion Price in the event of stock splits, stock dividends, recapitalizations, combinations and the like.

Voting:

A holder of Series D Preferred Stock will have the right to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series D Preferred Stock held by such holder. Except as otherwise provided by law or otherwise set forth herein, the Series D Preferred Stock and the common stock shall vote together on all other matters.

Board of Directors:

Pursuant to the Certificate of Designations, for so long as the Series D Preferred Stock is outstanding, the authorized number of members of the Board of Directors shall be seven (7) and the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect five (5) members to the Board of Directors.

Protective Covenants:

So long as any of the shares of Series D Preferred Stock remain outstanding, the consent of at least a majority of the Series D Preferred Stock, voting as a separate class, will be required for IT&E Delaware to undertake any of the following actions:

•   alter, amend or repeal (whether by merger, consolidation or otherwise) the rights, preferences or privileges of the Series D Preferred Stock or any capital stock of IT&E Delaware so as to affect adversely the Series D Preferred Stock;

•   alter, amend or repeal, the Certificate of Incorporation or Bylaws, in a manner that would adversely affect the voting power of the Series D Preferred Stock or any other rights or privileges of the holders of the Series D Preferred Stock;

•   create any new class or series of capital stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (“Senior Securities”);

•   create any new class or series of capital stock ranking pari passu with the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of IT&E Delaware (“Pari Passu Securities”);

• increase the authorized number of shares of Series D Preferred Stock,
• issue any Senior Securities or Pari Passu Securities;

•   issue or sell any shares of common stock or securities convertible into common stock for no consideration or for a consideration per share less than the then in effect Conversion Price, except that, no adjustment to the Conversion Price will be made in the case of (i) shares of common stock options or shares of common stock issued upon the exercise of any such options to employees, officers or directors of IT&E Delaware pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of IT&E Delaware or a majority of the members of a committee of non-employee directors established for such purpose, (ii) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on November 9, 2005, provided that such securities have not been amended, (iii) the securities issued or issuable hereunder or pursuant to that certain Securities Purchase Agreement between the Company and the purchasers set forth on the signature pages thereto, dated as November 9, 2005, (iv) issuances in connection with mergers, acquisitions, joint ventures or other transactions with an unrelated third party in a bona fide transaction the purpose of which is not fundraising, or (v) issuances at fair market value to the IT&E Delaware’s suppliers, consultants and other providers of services and goods not to exceed $100,000 to any one person, and not to exceed an aggregate of $250,000 in any fiscal year without the prior written consent of the holders of a majority of shares of Series D Preferred Stock;

• increase the par value of the common stock;

•   directly or indirectly pay or declare any dividend, make any distribution upon, redeem or repurchase any shares of capital stock (except a dividend on, or distribution upon, the Series D Preferred Stock or pursuant to a stock option or award under a plan approved by the Board of Directors); (ii) agree to any provision in any agreement that would impose any restriction on our ability to honor the exercise of any rights of the holders of the Series D Preferred Stock;

•   enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any of its affiliates, unless such transaction is (i) in the ordinary course of business, and (ii) upon fair and reasonable terms no less favorable to IT&E Delaware than it would obtain in a comparable arm’s length transaction with a person which is not an affiliate; or

•   do any act or thing not authorized or contemplated by the Certificate of Designations which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Code (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

Registration Rights:

IT&E Delaware will be obligated to file a re-sale registration statement registering the shares of common stock issuable upon conversion of the Series D Preferred Stock within fifteen (15) days after the earlier to occur of: (i) the exercise in full of the ComVest Option, which may occur at any time after November 9, 2005, or (ii) the expiration of the ComVest Option on May 9, 2006.

ACTION NO. 5: APPROVE AMENDMENT TO COMPANY’S 2005 EQUITY INVENTIVE PLAN

Our Board has adopted, and the shareholders have approved, an amendment to the IT&E International Group 2005 Equity Incentive Plan (the “Plan”), under which employees, consultants and directors may receive grants of stock options, restricted stock awards and stock bonuses (collectively, “Stock Awards”) to increase the maximum number of shares that have been reserved for issuance under the Plan from 7,500,000 to 25,000,000. The principal features of the Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix “G” to this Information Statement.

Terms and Conditions of the Plan

We believe that our ability to award incentive compensation based on equity in us is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to us generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our shareholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our shareholders. We anticipate that awards under the Plan will generally vest over a period of four years with 25% vesting on the first anniversary of the grant date and the remainder of the options vesting in equal monthly installments over the remaining three years, giving the recipient an additional incentive to provide services over a number of years and build on past performance. However, individual vesting schedules will be determined at the discretion of our Board. We believe that, if approved, the Plan will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

Number of Shares

Under the Plan, as amended, 25,000,000 new shares of our common stock are reserved for issuance under awards. Any shares that are represented by Stock Awards under the Plan that expire or otherwise terminate without being exercised in full will again be available for awards under the Plan.

The Plan imposes the following additional maximum limitations:

•       The number of shares of common stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of common stock provided for under any other stock bonus or similar plan, may not exceed the applicable limitations set forth in Title 10 of the California Code of Regulations.

•       The aggregate fair market value (determined at the time of grant) of common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under all our equity compensation plans and those of our affiliates (including the Plan) may not exceed $100,000.

The number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration

The Plan will be administered by our Board, unless the Board decides to delegate administration of the Plan to a committee of the Board. Any such delegation may be made only to the extent permitted by our bylaws and applicable laws and regulations. The Board will have full power to administer the Plan and the decisions of the Board will be final and binding upon all participants.

Eligibility

The selection of the participants in the Plan will generally be determined by the Board. Employees, including those who are our officers, or directors or officers or directors of our subsidiaries and affiliates, are eligible to be selected to receive awards under the Plan. In addition, non-employee service providers, including directors, and employees of unaffiliated entities that provide bona fide services to us as a consultant are eligible to be selected to receive awards under the Plan. Members of the Board are eligible for and are expected to receive grants of awards under the Plan for their services as directors.

Types of Awards

The Plan allows for the grant of stock options, restricted stock awards and stock bonuses. Subject to the terms of the Plan, the Board will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment. Each grant of a Stock Award will be evidenced by an award agreement.

Stock Options.   The Board may grant either incentive stock options intended to qualify as such under Section 422 of the Code, or options not intended to so qualify (“nonstatutory options”). All incentive stock options granted under the Plan must generally have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. All nonstatutory options granted under the Plan must generally have an exercise price that is at least equal to eighty five percent (85%) of the fair market value of our underlying common stock on the grant date. The closing price per share of our common stock as of November 9, 2005, as reported on the OTC Bulletin Board, was $0.17. No stock option granted under the Plan may have a term longer than ten (10) years. All or part of any option award may be subject to conditions and restrictions, which the Board will specify. The exercise price of stock options may be paid, to the extent permitted by applicable laws and regulations, (i) in cash; (ii) by tendering shares of our common stock that have been held by the optionee for at least six (6) months; (iii) or, pursuant to a “cashless exercise” program developed under Regulation T promulgated by the Federal Reserve Board.

Restricted Stock Awards.   The Board may grant awards of restricted common stock for a purchase price of not less than eighty five percent (85%) of the fair market value of our common stock on the date such award is made or at the time the purchase is consummated. All or part of any restricted stock award may be subject to conditions and restrictions, which the Board will specify.

Stock Bonus Awards.   The Board may grant stock bonus awards, which are awards of our common stock in consideration for past services actually rendered to us or a parent or subsidiary. All or part of any stock bonus award may be subject to conditions and restrictions, which the Board will specify.

Change of Control

The Board may determine, in its discretion, whether an award issued under the Plan will become vested or exercisable, either in whole or in part, upon a change in control (as defined in the Plan). Any rights which a participant may have upon a change in control will be set forth in the applicable award agreement.

Transferability of Awards

Awards granted under the Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Board otherwise approves a transfer.

Amendment; Term and Termination

The Board may alter or amend the Plan or any Stock Award in any manner at any time. However, no amendment to the Plan will be effective unless approved by our shareholders, to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by our shareholders, whichever is earlier.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Plan, tax consequences of all of the types of awards which may be granted under the Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options

An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations

The Code allows publicly-held corporations to deduct compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the Plan which are based on performance goals to be deductible by us as performance-based compensation not subject to the $1,000,000 limitation on deductibility.

Awards under the Plan

Options granted under the Plan will be granted at the discretion of the Board, and, accordingly, are not yet determinable. Benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, and actual Company performance against performance goals established with respect to performance awards, if any. Consequently, other than the options described below, it is not possible to determine the benefits that might be received by participants under the Plan.

As of December 31, 2005, we have previously granted options to purchase 17,475,473 shares of common stock under the Plan, to certain persons as follows:

Name and Position	Shares of Common Stock	Exercise Price
Peter R. Sollenne—Chief Executive Officer and Director	687,500 600,000 1,285,000 2,500,000	$0.25 $0.19 $0.19 $0.17
Kelly Alberts—President, Chief Operating Officer and Director	81,250 225,000 2,500,000	$0.25 $0.19 $0.17
Anthony Allocca—Vice President—Operations and Director	65,000 100,000 1,250,000	$0.25 $0.19 $0.17
David Vandertie—Chief Financial Officer	500,000 250,000 800,000	$0.25 $0.19 $0.17
Gene Resnick, M.D.—Senior Vice President	1,000,000	$0.17
Executive Group	11,843,750	$0.17 - $0.25
Non-Executive Officer Employee Group	5,631,723	$0.17 - $0.25

No options have been exercised and no restricted stock awards or stock bonus awards have been granted.

IT&E Delaware will adopt and assume IT&E International Group’s 2005 Equity Incentive Plan and each outstanding option granted pursuant thereto at the effective time of the Reincorporation.

ACTION NO. 6: APPOINT DIRECTORS TO THE BOARD OF DIRECTORS

On November 9, 2005, Anthony Allocca resigned as a member of our Board, leaving five (5) vacancies on the Board. Mr. Allocca’s resignation was voluntary and was necessary in order to enable the holders of our Series D Preferred Stock to ultimately designate five (5) of the seven (7) members of our Board. Mr. Allocca’s resignation was not the result of any disagreement with us or any of our policies and he continues on as one of our officers and employees.

The sitting members of our Board appointed Michael Falk and Cecilio Rodriguez to the Board to fill two (2) existing vacancies on our Board. A majority of our shareholders then ratified the appointment of Mr. Falk and Mr. Rodriguez to our Board. In addition, a majority of our shareholders appointed Robert D. Tucker to fill one (1) of the additional existing vacancies on our Board, subject only to the expiration of the applicable waiting period prescribed by Rule 14c-2 of the Exchange Act. At the expiration of such waiting period, Mr. Tucker’s appointment will become effective and we will have two (2) remaining vacancies on our Board. The two (2) remaining vacancies will be filled by designees of the holders of the Series D Preferred Stock at such time as such holders identify such candidates.

MANAGEMENT

Set forth below are the name, age, position and a brief account of the business experience of each of our executive officers and directors as of December 31, 2005.

Name	Position	Age
Peter R. Sollenne	Chief Executive Officer and Director	57
Kelly Alberts	President, Chief Operating Officer and Director	37
Anthony Allocca	Vice President—Operations	62
David Vandertie	Chief Financial Officer	44
Gene Resnick, M.D.	Senior Vice President and President of the Millennix Division	56
Michael Falk	Director	43
Cecilio M. Rodriguez	Director	46
Robert D. Tucker	Director	72

Peter R. Sollenne.   Mr. Sollenne has served as our Chief Executive Officer since December 2003. From May 2000 to December 2003, Mr. Sollenne was President and Chief Executive Officer at FastBreak Growth, Inc. a strategic management consulting and  business solutions company. From December 1998 to May 2000, Mr. Sollenne was Chief Executive Officer, President and Chief Operating Officer of re-Solutions, Inc., an information technology professional services company. Mr. Sollenne received his Bachelors of Science in Accounting/Business Administration from Boston College and is a Certified Public Accountant.

Kelly Alberts.   Mr. Alberts has served as our President and Chief Operating Officer since our inception in 1996. Mr. Alberts received his Bachelors of Science from the University of Iowa.

Anthony Allocca.   Mr. Allocca has served as our Vice President of Operations since our inception in 1996. Mr. Allocca is a graduate of the University of Maryland and served in the United States Air Force.

David Vandertie.   Mr. Vandertie has served as our Chief Financial Officer since January 2005. From June 2004 to December 2004, Mr. Vandertie was a financial consultant. From May 2002 to June 2004, Mr. Vandertie was Vice President and Chief Financial Officer at Althea Technologies, Inc., a biotech contract service organization. From June 2000 to May 2002, Mr. Vandertie was Director of Finance and Purchasing at Torrey Mesa Research Institute, a subsidiary of Syngenta AG. From April 1999 to June 2000, Mr. Vandertie was Corporate Controller at Quidel Corporation, a manufacturer of diagnostic test kits. Mr. Vandertie is a graduate of the University of Wisconsin, Whitewater, where he earned a Bachelor of Business Administration Degree in Accounting, and is a Certified Public Accountant.

Gene Resnick, M.D.   Dr. Resnick has served as our Senior Vice President and President of the Millennix Division since November 2005. From 1997 through November 2005, Dr. Resnick served as President and Chief Executive Officer of Millennix Inc., a Contract Research Organization specializing in oncology, immunology, gene therapy, vaccines, complex infectious diseases, metabolic disease and other chronic indications. Dr. Resnick received his Bachelor of Science degree from Cornell University and his medical degree from Cornell University Medical College.

Michael Falk.   Mr. Falk is currently Managing Partner of ComVest Investment Partners. In 1988 Mr. Falk co-founded Commonwealth Associates, ComVest Investment Partners predecessor. Commonwealth is an affiliated New York City based investment bank whose primary business has been private equity investments led by the principals and partners of Commonwealth and ComVest. From 1995 to 2002 Mr. Falk was Chairman and CEO of Commonwealth Associates. From 2002 to the present, Mr. Falk has served as Chairman of ComVest Group Holdings (“CGH”), and is a board member of Catalyst International, Allegiant Airlines and The CARE Fund. Mr. Falk has extensive experience successfully investing in, restructuring and recapitalizing growth companies, many of which have created significant equity valuations and or have been acquired. Mr. Falk holds a B.A. degree in Economics from

Queens College and attended the Stanford University Executive Program for Smaller Companies. Mr. Falk is a designee of the holders of a majority of the amount outstanding under the Senior Notes.

Cecilio Rodriguez.   Mr. Rodriguez has served as the Chief Financial Officer of CGH and various related investment partnerships since May 2004. From October 2000 to May 2004, Mr. Rodriguez was Senior Vice President and Corporate Controller of Jet Aviation International, a multinational aviation services corporation. Mr. Rodriguez is a designee to the Board of the holders of a majority of the amount outstanding under the Senior Notes.

Robert D. Tucker.   Mr. Tucker is the Chairman and Chief Executive Officer of MBC Direct, LLC, a financial card services company he founded in 2002. Mr. Tucker also acts as Chairman and Chief Executive Officer of Throwleigh Technologies, LLC, a plasma research company he co-founded in 1995. In 1997, Mr. Tucker co-founded Specialty Surgicenters, Inc. for whom he served as Chairman and Chief Executive Officer until 2001 and also as a member of the board of directors until 2004 when the business was acquired. Mr. Tucker was a member of the board of directors of Horizon Medical Products, Inc. from 2001 until its merger with RITA Medical Systems  (“RITA”) in 2004. Mr. Tucker resigned from the RITA board of directors in late 2005. Mr. Tucker is a graduate of Georgia State University. Mr. Tucker is a designee to the Board of the holders of a majority of the amount outstanding under the Senior Notes.

Board Meetings and Committees

During the fiscal year ended December 31, 2005, our Board held five (5) meetings. During the 2005 fiscal year, no director attended fewer than seventy five percent (75%) of the number of meetings of the Board held during the period such director served on the Board.

On October 31, 2005, our Board established an Audit Committee and a Compensation Committee.

Our Board has not established a nominating committee. Each member of our Board participates in the consideration of nominees for our Board. Our Board does not have a formal policy with respect to consideration of director candidates recommended by our security holders, but will consider such candidates. Our Board feels that it is appropriate not to have such a formal policy because of the small size of our Board and Company. Any shareholder may make recommendations to our Board for membership on the Board by sending a written statement of the qualifications of the recommended individual to: IT&E International Group, Chief Executive Officer, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

In evaluating potential candidates for membership on our Board, our Board may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Board has not established any specific minimum qualifications for director nominees, the Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a member of our Board.

Audit Committee

Our Board has established an Audit Committee and has adopted an Audit Committee Charter which is attached hereto as Appendix “H”. The Audit Committee advises and makes recommendations to the Board concerning our internal controls, our independent auditors and other matters relating to our financial activities and reporting. The Audit Committee is comprised of Cecilio Rodriguez and Peter

Sollenne. Mr. Rodriguez is our Audit Committee financial expert. Mr. Rodriguez is not “independent” pursuant to the definition of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards because Mr. Rodriguez is an affiliate of ComVest and ComVest Advisors LLC both of which have received advisory or other compensatory fees in connection with the sale of the Senior Notes and financial advisory services provided to us, respectively. Mr. Sollenne is also not “independent” pursuant to the definition of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards based on Mr. Sollenne’s position as one of our executive officers.

Compensation Committee

Our Board has established a Compensation Committee and has adopted a Compensation Committee Charter. The Compensation Committees advises and makes recommendations to the Board concerning the compensation of directors, officers and senior management. The Compensation Committee is comprised of Michael Falk, Robert D. Tucker and Kelly Alberts. Mr. Tucker is the chair of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than ten percent (10%) shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005 were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners, except for the following: (i) Gene Resnick, M.D. was late in filing reports on Form 3 and Form 4 for transactions that occurred on November 9, 2005; (ii) Kelly Alberts was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005, October 31, 2005 and November 9, 2005; (iii) Anthony Allocca was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005, October 31, 2005 and November 9, 2005; (iv) Peter Sollenne was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005, October 31, 2005, November 1, 2005 and November 9, 2005; (v) David Vandertie was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005 and November 9, 2005; and (vi) ComVest was late in filing a report on Form 4 for transactions that occurred on December 22, 2005.

Communications with the Board of Directors

Shareholders who wish to communicate with members of the Board may send correspondence to them in care of: IT&E International Group, Chief Executive Officer, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for our Chief Executive Officer and each of our other current executive officers as of December 31, 2005 for services rendered during such period and each of the two (2) prior fiscal years and whose salaries plus bonus for 2005 exceeded $100,000. We refer to these executives collectively as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation
Name & Principal Position	Year	Salary	Bonus	Other
Peter R. Sollenne	2005	$244,628	$115,724	—
Chief Executive Officer and Director	2004	$175,000	—	—
	2003	—	—	—
Kelly Alberts	2005	$201,865	$100,510	$84,802	(3)
President, Chief Operating Officer and Director	2004	$144,615	—	—
	2003	$167,500	—	—
Anthony Allocca	2005	$152,210	$64,439	—
Vice President—Operations and Director	2004	$132,500	—	—
	2003	$132,500	—	—
David Vandertie(1)	2005	$151,385	$35,095	—
Chief Financial Officer	2004	$6,250	—	—
	2003	—	—	—
Gene Resnick(2)	2005	$30,463	—	—
Senior Vice President and President of the	2004	—	—	—
Millennix Division	2003	—	—	—

(1)          Mr. Vandertie became our Chief Financial Officer in January 2005.

(2)          Dr. Resnick became our Senior Vice President and President of the Millennix Division in November 2005.

(3)          Consists of certain tuition and education—related expenses.

Options Grants in the Last Fiscal Year

The following table provides information concerning individual option grants of stock options made during fiscal 2005 to the Named Executive Officers. The exercise prices in each case equal the last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on the date of grant. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 17,475,473 shares of common stock granted under our the Plan to our employees in fiscal 2005. A total of 9,975,473 shares of common stock remain available for grant under the Plan.

Name	Number of Shares of Common Stock Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price ($/sh)	Expiration Date
Kelly Alberts	81,250	0.46%	$0.25	4/29/2015
Kelly Alberts	225,000	1.29%	$0.19	9/26/2015
Kelly Alberts	2,500,000	14.31%	$0.17	11/9/2015
Anthony Allocca	65,000	0.37%	$0.25	4/29/2015
Anthony Allocca	100,000	0.57%	$0.19	9/26/2015
Anthony Allocca	1,250,000	7.15%	$0.17	11/9/2015
Gene Resnick, M.D.	1,000,000	5.72%	$0.17	11/9/2015
Peter Sollenne	687,500	3.93%	$0.25	4/29/2015
Peter Sollenne	600,000	3.43%	$0.19	9/26/2015
Peter Sollenne	1,285,000	7.35%	$0.19	11/1/2015
Peter Sollenne	2,500,000	14.31%	$0.17	11/9/2015
David Vandertie	500,000	2.87%	$0.25	4/29/2015
David Vandertie	250,000	1.43%	$0.19	9/26/2015
David Vandertie	800,000	4.58%	$0.17	11/9/2015

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at December 31, 2005. The Named Executive Officers did not exercise any options in fiscal 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kelly Alberts	13,021	2,793,229	$—	$—
Anthony Allocca	10,417	1,404,583	$—	$—
Gene Resnick, M.D.	0	1,000,000	$—	$—
Peter Sollenne	1,481,181	3,591,319	$—	$—
David Vandertie	0	1,550,000	$—	$—

Director Compensation

No compensation was paid to our directors for any service provided as a director during the fiscal year ended December 31, 2005. We have no other formal or informal understandings or arrangements relating to compensation of our directors; however, directors may be reimbursed for all reasonable expenses incurred by them in conducting our business, including out-of-pocket expenses for such items as travel, telephone, and postage.

Employment Agreements

Mr. Sollenne

On November 9, 2005, we entered into an Employment Agreement with Peter Sollenne (the “Sollenne Agreement”). The Sollenne Agreement is for a term of two (2) years and provides that Mr. Sollenne shall be paid an annual base salary of $259,000. In addition, Mr. Sollenne is eligible to receive an annual bonus as determined by our Board. If Mr. Sollenne is terminated without “cause” or resigns for “good reason” as those terms are defined in the Sollenne Agreement, then we are obligated to pay Mr. Sollenne an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Sollenne would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Sollenne Agreement, we granted Mr. Sollenne an option to purchase 2,500,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Mr. Alberts

On November 9, 2005, we entered into an Employment Agreement with Kelly Alberts (the  “Alberts Agreement”). The Alberts Agreement is for a term of two (2) years and provides that Mr. Alberts shall be paid an annual base salary of $259,000. In addition, Mr. Alberts is eligible to receive an annual bonus as determined by our Board. If Mr. Alberts is terminated without “cause” or resigns for “good reason” as those terms are defined in the Alberts Agreement, then we are obligated to pay Mr. Alberts an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Alberts would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Alberts Agreement, we granted Mr. Alberts an option to purchase 2,500,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Mr. Allocca

On November 9, 2005, we entered into an Employment Agreement with Anthony Allocca (the “Allocca Agreement”). The Allocca Agreement is for a term of two (2) years and provides that Mr. Allocca shall be paid an annual base salary of $175,000. In addition, Mr. Allocca is eligible to receive an annual bonus as determined by our Board. If Mr. Allocca is terminated without “cause” or resigns for “good reason” as those terms are defined in the Allocca Agreement, then we are obligated to pay Mr. Allocca an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Allocca would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Allocca Agreement, we granted Mr. Allocca an option to purchase 1,250,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Mr. Vandertie

On November 9, 2005, we entered into an Employment Agreement with David Vandertie (the “Vandertie Agreement”). The Vandertie Agreement is for a term of two (2) years and provides that Mr. Vandertie shall be paid an annual base salary of $184,000. In addition, Mr. Vandertie is eligible to receive an annual bonus as determined by our Board. If Mr. Vandertie is terminated without “cause” or resigns for “good reason” as those terms are defined in the Vandertie Agreement, then we are obligated to pay Mr. Vandertie an amount equal to six (6) months annual base salary. In addition, in connection with entering into the Vandertie Agreement, we granted Mr. Vandertie an option to purchase 800,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Dr. Resnick

On November 9, 2005, we entered into an Employment Agreement with Dr. Gene Resnick (the “Resnick Agreement”). The Resnick Agreement is for a term of two (2) years and provides that Dr. Resnick shall be paid an annual base salary of $240,000. In addition, Dr. Resnick is eligible to receive an annual bonus as determined by our Board. If Dr. Resnick is terminated without “cause” or resigns for “good reason” as those terms are defined in the Resnick Agreement, then we are obligated to pay Dr. Resnick an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Dr. Resnick would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Resnick Agreement, we granted Dr. Resnick an option to purchase 1,000,000 shares of our common stock  at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Indemnification

Our New Certificate and bylaws include provisions that allow us to indemnify our directors and officers for actions taken in such capacity, if the actions were taken in good faith and in a manner reasonably believed to be in our best interests and, in a criminal proceeding, the director or officer had no reasonable cause to believe that his conduct was unlawful. A director or officer who is successful in defending a claim will be indemnified for all expenses incurred in connection with his defense.

In addition, we may enter into indemnification agreements with certain of our officers and directors that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was or at any time becomes a director, an officer or an employee of our or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We also maintain directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners or employees for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours  in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the December 31, 2005, IT&E International had a total of 60,448,875 shares of common stock issued and outstanding. The following table sets forth, as of December 31, 2005, the stock ownership of each executive officer and director of IT&E International, of all executive officers and directors as a group, and of each person known by IT&E International to be a beneficial owner of 5% or more of our common stock. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as such shares.

Name and address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage Beneficially Owned
Executive Officers and Directors
Peter Sollenne, Chief Executive Officer and Director	2,871,843	(3)	4.75%
Kelly Alberts, President, Chief Operating Officer and Director	21,279,021	(4)	35.2%
David Vandertie, Chief Financial Officer	—		—
Gene Resnick, Senior Vice President	10,416,667		17.23%
Michael Falk, Director	—		—
Cecilio Rodriguez, Director	—		—
Anthony Allocca, Vice President—Operations	16,662,417	(5)	27.56%
All directors and executive officers as a group (7 persons)	33,241,298		84.74%

(1)          Except as otherwise noted, the address for each person is c/o IT&E International Group, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California  92075.

(2)          Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within sixty (60) days from December 31, 2005 upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by including shares underlying options, warrants or convertible securities which are exercisable or convertible by such person currently or within sixty (60) days following December 31, 2005, and excluding shares underlying options, warrants or convertible securities held by any other person.

(3)          Includes 1,481,181 shares of common stock subject to options held by Mr. Sollenne.

(4)          Includes 13,021 shares of common stock subject to options held by Mr. Alberts.

(5)          Includes 10,417 shares of common stock subject to options held by Mr. Allocca.

SECURITY OWNERSHIP OF CERTAIN FUTURE BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE FILING OF THE CERTIFICATE OF DESIGNATIONS

The following table sets forth, as of the date the Certificate of Designations is filed with the Secretary of State of the State of Delaware, the number of shares of common stock and Series D Preferred Stock of IT&E Delaware expected to be owned of record and beneficially by persons who are directors and executive officers of IT&E Delaware, by persons who are expected to then hold 5% or more of the outstanding common stock and Series D Preferred Stock of IT&E Delaware and all expected future officers and directors as a group.

Title of Class	Name and address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage Beneficially Owned
	Executive Officers and Directors:
Common	Peter Sollenne, Chief Executive Officer and Director	2,967,764	(3)	4.91%
Common	Kelly Alberts, President, Chief Operating Officer and Director	21,298,786	(4)	35.23%
Common	David Vandertie, Chief Financial Officer	180,556	(5)		*
Common	Gene Resnick, Senior Vice President	10,416,667		17.23%
Common Preferred	Michael Falk, Director	327,857,044 15,300	(6) (7)	84.43 92.7	% %
Common	Cecilio Rodriguez, Director	—		—
Common	Robert D. Tucker, Director	—		—
Common	Anthony Allocca, Vice President—Operations	16,678,250	(8)	27.59%
Common	All directors and executive officers as a group (8 persons)	34,863,773	(9)	84.96%
	5% Stockholders:
Common Preferred	ComVest Investment Partners II LLC, One North Clematis Street, Suite 300, West Palm Beach, Florida 33324, Attention: Carl Kleidman	327,857,044 15,300	(10) (11)	84.43 92.7	% %
Common Preferred	Charles McCall, 1002 Rhodes Villa Ave, Delray Beach, Florida 33483	21,428,565 1,000	(12) (13)	26.17 10	% %
Common Preferred	Matthew Dontzin, 6 East 81st Street, New York, New York 10028	4,285,713 200	(14) (15)	6.62 2	% %

*                    Less than 1%.

(1)          Except as otherwise noted, the address for each person is c/o IT&E International Group, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California  92075.

(2)          Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within sixty (60) days from the filing of the Certificate of Designations upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by including shares underlying options, warrants or convertible securities which are exercisable or convertible by such person currently or within sixty (60) days following the filing date of the Certificate of Designations, and excluding shares underlying options, warrants or convertible securities held by any other person.

(3)          Includes 1,595,764 shares of common stock subject to options held by Mr. Sollenne.

(4)          Includes 32,813 shares of common stock subject to options held by Mr. Alberts.

(5)          Includes 180,556 shares of common stock subject to options held by Mr. Vandertie.

(6)          Includes warrants to purchase common stock and shares of common stock issuable upon the conversion of shares of Series D Preferred Stock to be held of record by ComVest. ComVest II Partners, LLC (“ComVest II”) is the managing member of ComVest, the managing member of ComVest II is ComVest Group Holdings, LLC (“CGH”), Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(7)          Includes shares of Series D Preferred Stock to be held of record by ComVest. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(8)          Includes 26,250 shares of common stock subject to options held by Mr. Allocca.

(9)   Includes shares and options exercisable within 60 days held of record by the named officers and directors.

(10)   Consists of (i) warrants to purchase 73,571,406 shares of common stock, (ii) an additional warrant to purchase 35,714,275 shares of common stock that ComVest has the option to acquire prior to May 9, 2006, (iii) 147,142,813 shares of common stock issuable upon conversion of the shares of Series D Preferred Stock to be held by ComVest upon conversion of the Senior Notes into shares of Series D Preferred Stock and (iv) 71,428,550 shares of common stock issuable upon the conversion of the shares of Series D Preferred Stock to be held by ComVest upon conversion of the Senior Notes into shares of Series D Preferred Stock, if any, that ComVest may acquire pursuant to the ComVest Option. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

(11)   Consists of 10,300 shares of Series D Preferred Stock issuable to ComVest upon the conversion of the Senior Notes which shall automatically occur upon the filing of the Certificate of Designations and an additional 5,000 shares of Series D Preferred Stock that ComVest has the option to acquire prior to May 6, 2006. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

(12)   Consists of a warrant to purchase 7,142,855 shares of common stock issued at the initial closing of the sale of the Senior Notes and 14,285,710 shares of common stock issuable upon conversion of the shares of Series D Preferred Stock to be held by Mr. McCall upon conversion of the Senior Notes into shares of Series D Preferred Stock.

(13)   Consists of 1,000 shares of Series D Preferred Stock issuable to Mr. McCall upon the conversion of the Senior Notes which shall automatically occur upon the filing of the Certificate of Designations. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock.

(14)   Consists of a warrant to purchase 1,428,571 shares of common stock issued at the initial closing of the sale of the Senior Notes and 2,857,142 shares of common stock issuable upon conversion of the shares of Series D Preferred Stock to be held by Mr. Dontzin upon conversion of the Senior Notes into shares of Series D Preferred Stock.

(15)   Consists of 200 shares of Series D Preferred Stock issuable to Mr. Dontzin upon the conversion of the Senior Notes which shall automatically occur upon the filing of the Certificate of Designations. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock.

Change in Control of Company

On November 9, 2005, ComVest acquired control of the Company. ComVest purchased Senior Notes in the aggregate principal amount of $5,800,000 which are automatically convertible into 5,800 shares of Series D Preferred Stock, subject only to the filing of the Certificate of Designations with the relevant Secretary of State. Each share of Series D Preferred Stock, when issued, will be convertible at the option of the holder into 14,285.71 shares of our common stock. ComVest was also issued warrants to purchase up to 41,428,559 shares of our common stock which are immediately exercisable for a period of four (4) years at an exercise price of $0.10 per share, notwithstanding that the market price of a share of our common stock was $0.17 on November 9, 2005. This exercise price was based on a valuation of our company performed by ComVest which we negotiated at arms-length, without reference to any prevailing market price. Therefore, ComVest beneficially owned approximately 67.28% of our outstanding common stock as of November 9, 2005, excluding the ComVest Option. ComVest acquired control of the Company from Kelly Alberts and Anthony Allocca. Pursuant to the Certificate of Designations, the holders of Series D Preferred Stock will have the right to elect five (5) members to our Board and the holders of common stock have the right to elect two (2) members to our Board.

In addition, at a second closing on December 22, 2005, ComVest purchased an additional Senior Note in the aggregate principal amount of $4,500,000. The additional Senior Note issued to ComVest at the second closing will automatically convert into 4,500 shares of Series D Preferred Stock upon the filing of the Certificate of Designations with the relevant Secretary of State. At the second closing, ComVest was also issued a warrant to purchase up to 32,142,847 shares of our common stock which is immediately exercisable for a period of four (4) years at an exercise price of $0.10 per share. Subsequent to the second closing, ComVest beneficially owned approximately 78.5% of our outstanding common stock, excluding the ComVest Option.

Further, we granted ComVest an option to purchase an additional Senior Note or shares of Series D Preferred Stock for an aggregate purchase price of $5,000,000 which may be exercised at any time prior to May 9, 2006. If ComVest acquires a Senior Note pursuant to the ComVest Option, the Senior Note will be automatically convertible into 5,000 shares of Series D Preferred Stock upon the filing of the Certificate of Designations with the relevant Secretary of State. If ComVest exercises the ComVest Option, ComVest will also be issued a warrant to purchase up to 35,714,275 shares of our common stock which will be immediately exercisable for a period of four (4) years at an exercise price of $0.10 per share. Subsequent to the closing of the ComVest Option, if any, ComVest will beneficially own approximately 84.43% of our outstanding common stock.

ADDITIONAL INFORMATION

We will furnish without charge to any shareholder, upon written or oral request, any documents filed by us pursuant to the Exchange Act. Requests for such documents should be address to IT&E International Group, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California  92075. Documents filed by us pursuant to the Exchange Act may be reviewed and/or obtained through the Commission’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission’s website at http://www.sec.gov.

DISSENTERS’ RIGHT OF APPRAISAL

Holders of the common stock of IT&E International that follow the appropriate procedures will be entitled to dissent from the consummation of the Reincorporation and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada General Corporation Law. The following discussion summarizes the material applicable provisions of the Nevada dissenters’ rights statute. You are urged to read the full text of the Nevada dissenters’ rights statute, which is reprinted in its entirety and attached as Appendix “I” to this Information Statement. A person having a beneficial interest in shares of IT&E International’s common stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters’ rights such person may have. This discussion and Appendix I should be reviewed carefully by you if you wish to exercise statutory dissenters rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute.

Under the Nevada dissenters’ rights statute, you have the right to dissent from the Reincorporation and demand payment of the fair value of your shares of IT&E International common stock. If you elect to dissent, you must file with IT&E International a written notice of dissent stating that you intend to demand payment for your shares of IT&E International common stock if the Reincorporation is consummated. Such written notice of dissent must be filed with IT&E International within twenty (20) days after receipt of this Information Statement. If you fail to comply with this notice requirement, you will not be entitled to dissenters’ rights. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is the value of the shares immediately before the effectuation of the proposed Reincorporation, including an appreciation or depreciation in anticipation of the Reincorporation unless exclusion would be inequitable.

Within ten (10) days after the effective time of the Reincorporation, IT&E International will give written notice of the effective time of the Reincorporation by certified mail to each shareholder who filed a written notice of dissent. The notice must also state where demand for payment must be sent and where share certificates shall be deposited, among other information. Within thirty (30) days following the date such notice is delivered, the dissenting shareholder must make a written demand on IT&E International for payment of the fair value of his, her or its shares and deposit his, her or its share certificates in accordance with the notice.

Within thirty (30) days after the receipt of demand for the fair value of the dissenters’ shares, IT&E International will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, IT&E International shall mail to each dissenting shareholder a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law. A dissenting shareholder, within thirty (30) days following receipt of payment for the shares, may send IT&E International a notice containing such shareholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to IT&E International’s payment of fair value to such shareholder.

If a demand for payment remains unsettled, IT&E International shall petition the court to determine fair value and accrued interest. If IT&E International fails to commence an action within sixty (60) days following the receipt of the shareholder’s demand, IT&E International shall pay to the shareholder the amount demanded by the shareholder in the shareholder’s notice containing the shareholder’s estimate of fair value and accrued interest.

All dissenting shareholders, whether residents of Nevada or not, must be made parties to the action and the court shall render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting shareholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such shareholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against IT&E International if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

IF YOU WISH TO SEEK DISSENTERS’ RIGHTS, YOU ARE URGED TO REVIEW THE APPLICABLE NEVADA STATUTES ATTACHED TO THIS DOCUMENT AS APPENDIX I.

IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

By Order of the Board of Directors,
/s/ PETER SOLLENNE
Chief Executive Officer

Appendix A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December    , 2005 (the “Agreement), is made by and between IT&E International Group., a Nevada corporation (“IT&E Nevada”), and IT&E International, Inc., a Delaware corporation (“IT&E Delaware”). IT&E Nevada and IT&E Delaware are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A.    IT&E Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 660,000,000 shares, 650,000,000 of which are common stock, $0.001 par value per share, and 10,000,000 of which are preferred stock, $0.001 par value per share. As of the date hereof, 100 shares of common stock of IT&E Delaware were issued and outstanding, all of which were held by IT&E Nevada, and no shares of preferred stock were issued and outstanding.

B.     IT&E Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 250,000,000 shares of common stock, $.001, and 2,820,000 of which are preferred stock, $0.001 par value, all of which are designated as Series A Preferred Stock. As of the date hereof, [                      ] shares of common stock of IT&E Nevada were issued and outstanding.

C.     The Board of Directors of IT&E Nevada has determined that, for the purpose of effecting the reincorporation of IT&E Nevada in the State of Delaware, it is advisable and in the best interests of IT&E Nevada and its shareholders that IT&E Nevada merge with and into IT&E Delaware upon the terms and conditions herein provided.

D.    The respective Boards of Directors of IT&E Delaware and IT&E Nevada have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and shareholders and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, IT&E Delaware and IT&E Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

1.   Merger.   In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Nevada General Corporation Law, IT&E Nevada shall be merged with and into IT&E Delaware (the “Merger”), the separate existence of IT&E Nevada shall cease and IT&E Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. IT&E Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.”  The name of Surviving Corporation shall be IT&E International, Inc.

a.   Filing and Effectiveness.   The Merger shall become effective when the following actions shall have been completed: (i) this Agreement and the Merger shall have been adopted and approved by the shareholders and sole stockholder of each Constituent Corporation, as applicable, in accordance with the requirements of the Nevada General Corporation Law and the Delaware General Corporation Law; (ii) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; (iii) an executed certificate of merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and (iv) an executed certificate of merger or an executed counterpart of this Agreement meeting the requirements of the Nevada General Corporation Law shall have been filed with the Secretary of State of the State of Nevada. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

b.   Effect of Merger.   Upon the Effective Date of the Merger, the separate existence of IT&E Nevada shall cease and IT&E Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and IT&E Nevada’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of IT&E Nevada in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of IT&E Nevada as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of IT&E Nevada in the same manner as if IT&E Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada General Corporation Law.

ARTICLE II

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

1.   Certificate of Incorporation.   The certificate of incorporation of IT&E Delaware as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Exhibit A, shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.   Bylaws.   The bylaws of IT&E Delaware as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Exhibit B, shall continue in full force and effect as the bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

3.   Directors and Officers.   The directors and officers of IT&E Nevada immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the certificate of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

1.   IT&E Nevada Common Stock.   Upon the Effective Date of the Merger, each share of IT&E Nevada common stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) share of fully paid and non-assessable shares of common stock, $0.001 par value per share, of the Surviving Corporation and each stock certificate representing common stock of IT&E Nevada outstanding as of the effective time shall thereafter represent a number of shares of common stock of the Surviving Corporation equal to the number of shares of common stock of IT&E Nevada represented by such certificate immediately prior to the Effective Date of the Merger.

2.   IT&E Delaware Common Stock.   Upon the Effective Date of the Merger, each share of IT&E Delaware common stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by IT&E Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

3.   IT&E Nevada Options and Equity Incentive Plan.   Upon the Effective Date of the Merger, each share of IT&E Nevada subject to an issued and outstanding stock option grant (each, a “IT&E Nevada Option”) shall be converted into and become rights with respect to IT&E Delaware common stock, and IT&E Delaware shall assume each such IT&E Nevada Option in accordance with the terms and conditions of the IT&E Nevada 2005 Equity Incentive Plan (the “IT&E Nevada Plan”) which shall also be assumed by IT&E Delaware. From and after the Effective Date of the Merger, each IT&E Nevada Option may be exercised solely for shares of IT&E Delaware common stock and otherwise shall continue in full force and effect and the other terms and provisions of such IT&E Nevada Options shall remain unchanged; provided however, that each IT&E Nevada Option assumed by IT&E Delaware shall, in accordance with its terms remain subject to all further adjustments as provided in the IT&E Nevada Plan, as assumed by IT&E Delaware, or in the granting documentation for such IT&E Nevada Option.

4.   IT&E Nevada Warrants.   Following the Effective Date of the Merger, all warrants to purchase shares of IT&E Nevada common stock (“IT&E Nevada Warrants”) shall remain in effect in accordance with their terms except that each IT&E Nevada Warrant shall be a warrant to purchase shares of IT&E Delaware common stock.

5.   Exchange of Certificates.   After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of IT&E Nevada common stock may, at such shareholder’s option, surrender the same for cancellation to Holladay Stock Transfer, Inc., as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock into which the surrendered shares were converted as set forth in Article III, Section 1 above. Unless and until so surrendered, each outstanding certificate theretofore representing shares of IT&E Nevada common stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s common stock into which such shares of IT&E Nevada common stock were converted in the Merger as set forth in Article III, Section 1 above. The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of IT&E Nevada so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of the Surviving Corporation’s common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to IT&E Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or established to the satisfaction of IT&E Delaware that such tax has been paid or is not payable.

ARTICLE IV

GENERAL

1.   Covenants of IT&E Delaware.   IT&E Delaware covenants and agrees that it will, on or before the Effective Date of the Merger: (a) file any and all documents with the State of Nevada necessary for the assumption by IT&E Delaware of all of the franchise tax liabilities of IT&E Nevada; and (b) take such other actions as may be required by the Nevada General Corporation Law.

2.   Further Assurances.   From time to time, as and when required by IT&E Delaware or by its successors or assigns, there shall be executed and delivered on behalf of IT&E Nevada such deeds and other instruments, and there shall be taken or caused to be taken by IT&E Delaware and IT&E Nevada such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by IT&E Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of IT&E Nevada and otherwise to carry out the purposes of this Agreement, and the officers and directors of IT&E Delaware are fully authorized in the name and on behalf of IT&E Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.   Abandonment.   At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either IT&E Nevada or of IT&E Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of IT&E Nevada or the sole stockholder of IT&E Delaware, or both.

4.   Amendment.   The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and Nevada, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders or sole stockholder of either Constituent Corporation, as applicable, shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger; or (c) allow or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.   Agreement.   Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 505 Lomas Santa Fe Drive, Suite 200, Solana Beach , California  92075.

6.   Governing Law.   This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Nevada General Corporation Law.

7.   Counterparts.   In order to facilitate the filing and recording of this Agreement, the same may be executed in two counterparts, by facsimile, or both, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

IT&E INTERNATIONAL GROUP
By:
Print Name:	Peter Sollenne
Title:	Chief Executive Officer
IT&E INTERNATIONAL, INC.
By:
Print Name:	Peter Sollenne
Title:	Chief Executive Officer

Appendix  B

BYLAWS

OF

IT&E INTERNATIONAL, INC.

(A DELAWARE CORPORATION)

B-i

(e)	Duties of Secretary	B-12
(f)	Duties of Chief Financial Officer	B-12
Section 29.	Delegation of Authority	B-12
Section 30.	Resignations	B-12
Section 31.	Removal	B-12
ARTICLE VI EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION		B-13
Section 32.	Execution of Corporate Instruments	B-13
Section 33.	Voting of Securities Owned by the Corporation	B-13
ARTICLE VII SHARES OF STOCK		B-13
Section 34.	Form and Execution of Certificates	B-13
Section 35.	Lost Certificates	B-14
Section 36.	Transfers	B-14
Section 37.	Fixing Record Dates	B-14
Section 38.	Registered Stockholders	B-15
ARTICLE VIII OTHER SECURITIES OF THE CORPORATION		B-15
Section 39.	Execution of Other Securities	B-15
ARTICLE IX DIVIDENDS		B-15
Section 40.	Declaration of Dividends	B-15
Section 41.	Dividend Reserve	B-16
ARTICLE X FISCAL YEAR		B-16
Section 42.	Fiscal Year	B-16
ARTICLE XI INDEMNIFICATION		B-16
Section 43.	Indemnification of Directors, Officers, Employees and Other Agents	B-16
(a)	Directors and Officers	B-16
(b)	Employees and Other Agents	B-16
(c)	Expenses	B-16
(d)	Enforcement	B-17
(e)	Non-Exclusivity of Rights	B-17
(f)	Survival of Rights	B-17
(g)	Insurance	B-17
(h)	Amendments	B-18
(i)	Saving Clause	B-18
(j)	Certain Definitions	B-18
ARTICLE XII NOTICES		B-18
Section 44.	Notices	B-18
(a)	Notice to Stockholders	B-18
(b)	Notice to Directors	B-19
(c)	Affidavit of Mailing	B-19
(d)	Methods of Notice	B-19
(e)	Notice to Person with Whom Communication Is Unlawful	B-19
ARTICLE XIII AMENDMENTS		B-19
Section 45.	Amendments	B-19
ARTICLE XIV MISCELLANEOUS		B-19
Section 46.	Annual Report

B-ii

BYLAWS
OF
IT&E INTERNATIONAL, INC.
(A DELAWARE CORPORATION)

ARTICLE I
OFFICES

Section 1.   Registered Office   The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. (Del. Code Ann., tit. 8, § 131)

Section 2.   Other Offices   The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, § 122(8))

ARTICLE II
CORPORATE SEAL

Section 3.   Corporate Seal   The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, § 122(3))

ARTICLE III
STOCKHOLDERS’ MEETINGS

Section 4.   Place of Meetings   Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”). (Del. Code Ann., tit. 8, § 211(a))

Section 5.   Annual Meeting

(a)   The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:  (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. (Del. Code Ann., tit. 8, § 211(b))

(b)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:  (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c)   Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(d)   Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)   Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f)    For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6.   Special Meetings

(a)   Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than twenty-five percent (25%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b)   If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7.   Notice of Meetings   Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, §§ 222, 229, 232)

Section 8.   Quorum   At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series. (Del. Code Ann., tit. 8, § 216)

Section 9.   Adjournment and Notice of Adjourned Meetings   Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, § 222(c))

Section 10.   Voting Rights   For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. (Del. Code Ann., tit. 8, §§ 211(e), 212(b))

Section 11.   Joint Owners of Stock   If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, § 217(b))

Section 12.   List of Stockholders   The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law. (Del. Code Ann., tit. 8, § 219)

Section 13.   Action Without Meeting

(a)   Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. (Del. Code Ann., tit. 8, § 228)

(b)   Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. (Del. Code Ann., tit. 8, § 228)

(c)   Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d)   A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. (Del. Code Ann., tit. 8 § 228(d))

Section 14.   Organization

(a)   At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)   The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV
DIRECTORS

Section 15.   Number and Term of Office   The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. (Del. Code Ann., tit. 8, §§ 141(b), 211(b), (c))

Section 16.   Powers   The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. (Del. Code Ann., tit. 8, § 141(a))

Section 17.   Term of Directors

(a)   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b)   No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Section 18. Vacancies

(a)   Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. (Del. Code Ann., tit. 8, § 223(a), (b))

(b)   At any time or times that the corporation is subject to §2115(b) of the CGCL, if, after the filling of any vacancy, the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then:

(c)   any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

(d)   the Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of the stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL, the term of office of any director shall terminate upon that election of a successor. (CGCL §305(c))

Section 19. Resignation   Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8, §§ 141(b), 223(d))

Section 20. Removal

(a)   Subject to any limitations imposed by applicable law (and assuming the corporation is not subject to Section 2115 of the CGCL), the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

(b)   During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Section 21. Meetings

(a)   Regular Meetings   Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors. (Del. Code Ann., tit. 8, § 141(g))

(b)   Special Meetings   Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, Chief Executive Officer or any director. (Del. Code Ann., tit. 8, § 141(g))

(c)   Meetings by Electronic Communications Equipment   Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, § 141(i))

(d)   Notice of Special Meetings   Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, § 229)

(e)   Waiver of Notice   The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, § 229)

Section 22. Quorum and Voting

(a)   Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit. 8, § 141(b))

(b)   At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, § 141(b))

Section 23. Action Without Meeting   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. (Del. Code Ann., tit. 8, § 141(f))

Section 24. Fees and Compensation   Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, § 141(h))

Section 25. Committees

(a)   Executive Committee   The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation. (Del. Code Ann., tit. 8, § 141(c))

(b)   Other Committees   The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, § 141(c))

(c)   Term   The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, §141(c))

(d)   Meetings   Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, §§ 141(c), 229)

Section 26.   Organization   At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V
OFFICERS

Section 27.   Officers Designated   The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. (Del. Code Ann., tit. 8, §§ 122(5), 142(a), (b))

Section 28.   Tenure and Duties of Officers

(a)   General   All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. (Del. Code Ann., tit. 8, § 141(b), (e))

(b)   Duties of Chairman of the Board of Directors   The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28. (Del. Code Ann., tit. 8, § 142(a))

(c)   Duties of President   The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

(d)   Duties of Vice Presidents   The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

(e)   Duties of Secretary   The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

(f)   Duties of Chief Financial Officer   The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

Section 29.   Delegation of Authority   The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.   Resignations   Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer. (Del. Code Ann., tit. 8, § 142(b))

Section 31.   Removal   Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

Section 32.   Execution of Corporate Instruments

(a)   The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158)

(b)   All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(c)   Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158).

Section 33.   Voting of Securities Owned by the Corporation   All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President. (Del. Code Ann., tit. 8, § 123)

ARTICLE VII
SHARES OF STOCK

Section 34.   Form and Execution of Certificates   Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. (Del. Code Ann., tit. 8, § 158)

Section 35.   Lost Certificates   A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. (Del. Code Ann., tit. 8, § 167)

Section 36.   Transfers

(a)   Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 8, § 201, tit. 6, § 8-401(1))

(b)   The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL. (Del. Code Ann., tit. 8, § 160 (a))

Section 37.   Fixing Record Dates

(a)   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)   In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)   In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Del. Code Ann., tit. 8, § 213)

Section 38.   Registered Stockholders   The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit. 8, §§ 213(a), 219)

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

Section 39.   Execution of Other Securities   All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX
DIVIDENDS

Section 40.   Declaration of Dividends   Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law. (Del. Code Ann., tit. 8, §§ 170, 173)

Section 41.   Dividend Reserve   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, § 171)

ARTICLE X
FISCAL YEAR

Section 42.   Fiscal Year   The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI
INDEMNIFICATION

Section 43.   Indemnification of Directors, Officers, Employees and Other Agents.

(a)   Directors and Officers   The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b)   Employees and Other Agents   The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

(c)   Expenses   The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made  (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)   Enforcement   Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)   Non-Exclusivity of Rights   The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f)   Survival of Rights   The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)   Insurance   To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)   Amendments   Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)   Saving Clause   If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.

(j)   Certain Definitions   For the purposes of this Bylaw, the following definitions shall apply:

(i)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)   The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)  The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)  References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE XII
NOTICES

Section 44.   Notices

(a)   Notice to Stockholders   Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means. (Del. Code Ann., tit. 8, §§ 222, 232)

(b)   Notice to Directors   Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)   Affidavit of Mailing   An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained. (Del. Code Ann., tit. 8, § 222)

(d)   Methods of Notice   It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)   Notice to Person with Whom Communication Is Unlawful   Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIII
AMENDMENTS

Section 45.   Amendments   The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

ARTICLE XIV
MISCELLANEOUS

Section 46.   Annual Report

(a)   Subject to the provisions of paragraph (b) of this Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than one hundred twenty (120) days after the close of the corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accounts or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. When there are more than 100 stockholders of record of the corporation’s shares, as determined by Section 605 of the CGCL, additional information as required by Section 1501(b) of the CGCL shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, the 1934 Act shall take precedence. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

(b)   If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.

Appendix C

CERTIFICATE OF INCORPORATION
OF
IT&E INTERNATIONAL, INC.

The undersigned, a natural person (the “Sole Incorporator”) for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I

The name of this corporation is IT&E International, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

(A)  Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is six hundred sixty million (660,000,000) shares, each with a par value of $0.001 per share. Six hundred fifty million (650,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

(B)  Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is authorized to designate, determine, alter or eliminate any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and to fix, alter, or reduce the number of shares comprising any such series (but not below the number of such shares then outstanding) and the designation thereof, or any of them, and to provide for rights and terms of redemption or conversion of the shares of any such series in accordance with the DGCL.

(C)  Rights, Preferences and Restrictions of Common Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1.      Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.      Redemption. The Common Stock is not redeemable.

3.      Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters as may be provided by law.

(D)  [Reverse Stock Split. Upon this Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each                             (    ) shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of Common Stock of the Corporation; provided, however, that no fractional shares of Common Stock of the Corporation shall be issued and in lieu of any fractional shares of Common Stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation one additional share of Common Stock of the Corporation.]

ARTICLE V

(A)  Amendment of Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the corporation.

(B)  Special Meetings. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than twenty-five percent (25%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

The number of directors constituting the entire Board of Directors shall be as set forth in or determined pursuant to the Bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal, or resignation of any director.

ARTICLE VII

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 if the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as such Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the Court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VIII

(A)  Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(B)  Undertaking. Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article VIII. The right to indemnification under this Article VIII shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may, by action of its Board of Directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

(C)  Insurance. The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

(D)  Prospective Repeal or Amendment. Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the DGCL or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ARTICLE IX

No director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under §174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE X

All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

ARTICLE XI

The election of directors need not be by written ballot unless otherwise provided in the bylaws of the Corporation.

ARTICLE XII

The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE XIII

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, not withstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XIII, Article V, Article VI, Article VIII or Article IX.

***

ARTICLE XIV

The name and address of the Sole Incorporator is as follows:

Dalen Copeland
402 West Broadway, Suite 2300
San Diego, CA 92101

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, this Certificate has been subscribed this    th day of                          , 200   by the undersigned who affirms that the statements made herein are true and correct.

Dalen Copeland
Sole Incorporator

Appendix D

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

IT&E International, Inc.(the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and that the directors took action to authorize this amendment pursuant to authority granted by a majority of the Stockholders of the Corporation pursuant to the bylaws of the Corporation and Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by inserting the following paragraph following the current text of Article IV:

“(D) Reverse Stock Split  Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each                       (   ) shares of the Corporation’s common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of common stock, par value $.001 per share, of the Corporation; provided, however, that no fractional shares of common stock of the Corporation shall be issued and in lieu of any fractional shares of common stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation one additional share of common stock of the Corporation.”

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this                                day of                     , 200  .

Peter Sollenne, Chief Executive Officer

D-1

Appendix E

CERTIFICATE OF
DESIGNATIONS, PREFERENCES, AND RIGHTS

of

SERIES D CONVERTIBLE PREFERRED STOCK

of

IT&E INTERNATIONAL, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

IT&E INTERNATIONAL, INC. a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on October 31, 2005 pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors” or the “Board”) in accordance with the provisions of its Articles of Incorporation, as amended, the Board of Directors hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $.001 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Series D Convertible Preferred Stock:

I.             DESIGNATION AND AMOUNT

The designation of this series, which consists of Sixteen Thousand Five Hundred (16,500) shares of Preferred Stock, is Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the stated value shall be One Thousand dollars ($1,000.00) per share (the “Stated Value”).

II.            RANK

The Series D Preferred Stock shall rank (i) prior to the Corporation’s common stock, par value $.001 per share (the “Common Stock”); (ii) prior to any class or series of capital stock of the Corporation hereafter created (collectively, with the Common Stock, “Junior Securities”); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Article VII hereof) specifically ranking, by its terms, on parity with the Series D Preferred Stock (“Pari Passu Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Article VII hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock (“Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III.          DIVIDENDS

The holders of Series D Preferred Stock are not entitled to receive dividends.

IV.          LIQUIDATION PREFERENCE

A.    Liquidation Event. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series D Preferred Stock, shall have received the Liquidation Preference (as defined in Article IV.C.) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of Pari Passu Securities (including any dividends or distribution paid on any Pari Passu Securities after the date of filing of this Certificate of Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. Any prior dividends or distribution made after the date of filing of this Certificate of Designation shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made. Once the holders of the Series D Preferred Stock receive their full Liquidation Preference, then the holders of the Series D Preferred Stock shall be treated as Pari Passu with the holders of Common Stock, as if the holders of the Series D Preferred Stock had converted their Series D Preferred Stock into Common Stock.

B.     Certain Acts Deemed Liquidation Event. For purposes of IV.A section, a merger or consolidation, where existing stockholders do not retain more than 50% of the voting power or interest, a sale of all or a substantial part of the Corporation’s assets, or an acquisition of 50% or more of the voting power or interest in the corporation by a single person or a “Group” within the meaning of Section 13(d)(3) under the Exchange Act shall be deemed to be a Liquidation Event for purposes hereof.

C.     Liquidation Preference. For purposes hereof the “Liquidation Preference” with respect to a share of the Series D Preferred Stock shall mean an amount equal to the Stated Value, subject to appropriate adjustments in the event of any stock dividend, subdivision, combination or reclassification affecting such shares, plus any distributions paid to the holders of Common Stock that the holders of the Series D Preferred Stock would receive if the Series D Preferred Stock had been converted, on a pro rata basis with all other holders of Common Stock.

V.            CONVERSION AT THE OPTION OF THE HOLDER

A.    Optional Conversion. Each holder of shares of Series D Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series D Preferred Stock into Common Stock as set forth below (an “Optional Conversion”). Each share of Series D Preferred Stock shall be convertible into shares of Common Stock based upon the Conversion Ratio, for purposes hereof, “Conversion Ratio” shall mean the quotient arrived at by dividing the Stated Value by the Conversion Price subject to adjustment as hereinafter provided and the conversion price shall initially be $0.07 (the “Conversion Price”).

B.     Adjustment Provisions. The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Certificate of Designation shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a)    Reclassification. If the Corporation at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, the Series D Preferred Stock, shall thereafter be deemed to evidence the right to convert the Series D Preferred Stock into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to, or (ii) immediately after, such reclassification or other change at the sole election of the holder of the Series D Preferred Stock.

(b)   Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Corporation in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c)    Share Issuances. If and whenever the Company issues or sells, or in accordance with Section V.B.(c) hereof is deemed to have issued or sold, any shares of Common Stock for an effective consideration per share of less than the then Conversion Price or for no consideration, then, the Conversion Price shall be adjusted as set forth in this Section V.B.(c). Such adjustment shall be made whenever shares of Common Stock or an instrument convertible into Common Stock are issued (except (i) pursuant to Sections V.B.(a) or (b) above; (ii) for an Exempt Issuance). For purposes of this Section an “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock options or shares of Common Stock issued upon the exercise of any such options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on November 9, 2005, provided that such securities have not been amended, (c) the securities issued or issuable hereunder or pursuant to the Securities Purchase Agreement between the Corporation and the Holder, dated as of the date hereof, (d) issuances in connection with mergers, acquisitions, joint ventures or other transactions with an unrelated third party in a bona fide transaction the purpose of which is not fundraising, or (e) issuances at fair market value to the Corporation’s suppliers, consultants and other providers of services and goods not to exceed $100,000 to any one Person, and not to exceed an aggregate of $250,000 in any fiscal year without the prior written consent of the Holder. For purposes hereof, the issuance of any security of the Corporation convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Conversion Price upon the issuance of such securities pursuant to the formula below.

If the Corporation issues any additional shares of Common Stock for a consideration per share less than the then-applicable Conversion Price pursuant to this Section V.B. then, and thereafter successively upon each such issue, the Conversion Price shall be adjusted by multiplying the then applicable Conversion Price by the following fraction:

A + B
(A + B) + [((C - D) × B) / C]

A =  Total amount of common shares issuable upon conversion of the Series D Preferred Stock

B =  Actual shares sold in the offering

C =  Conversion Price

D =  Offer Price

(d)   Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Section V.B.(c) above, the following shall apply:

           (i)  in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

          (ii)  in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof); and

        (iii)  upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in subsections (i) and (ii) of this Section V.B.(d)).

          (e)  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio at the time in effect and (iii) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

           (f)  Readjustment. If, at any time after any adjustment of the Conversion Price shall have been made pursuant to Section V.B.(c) as the result of any issuance of warrants, rights or convertible securities, and either (1) such warrants or rights, or the rights of conversion or exchange in such other convertible securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other convertible securities, as the case may be, shall not have been exercised, or (2) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or such other convertible securities, shall be increased or decreased by virtue of provisions therein contained, then such previous adjustments shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other convertible securities on the then outstanding Warrants, but not on any then outstanding Warrant Shares, on the basis of (x) treating the number of additional shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (y) treating any such warrants or rights or any such other convertible securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible securities.

          (g)  Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of any warrants or rights, or such other convertible securities; or (iii) the rate at which any warrants or rights, or such other convertible securities, are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Common Conversion Price or Preferred Conversion Price in effect at the time of such change will be readjusted to the Common Conversion Price or Preferred Conversion Price which would have been in effect at such time had such Options, warrants or rights, or such other convertible securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

            C.  Mechanics of Conversion. In order to convert Series D Preferred Stock into full shares of Common Stock, a holder of Series D Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A (“Notice of Conversion”) to the Corporation by facsimile dispatched prior to Midnight, New York City time (the “Conversion Notice Deadline”) on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) to the office of the Corporation or its designated Transfer Agent for the Series D Preferred Stock, which notice shall specify the number of shares of Series D Preferred Stock to be converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted); and (ii) surrender the original certificates representing the Series D Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series D Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Ratio, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within five (5) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 72 hours from the time it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive absent manifest error.

          (a)  Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series D Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

(b)   Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall promptly issue after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series D Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series D Preferred Stock not converted, if any.

(c)    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock or the issuance of Series D Preferred Stock dividends. In lieu of any fractional shares to which the holder of Series D Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock. The fair market value of the Common Stock shall be deemed to be the average of the closing prices per share for the five trading days prior to the day of conversion. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Series D Preferred Stock of each holder at the time converting into Common Stock.

(d)   Conversion Date. The “Conversion Date” shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Corporation or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series D Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series D Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

D.    Reservation of Shares. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series D Preferred Stock outstanding (based on the Conversion Ratio then in effect) shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock.

E.     Status as Stockholders. Upon submission of a Notice of Conversion by a holder of Series D Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation.

VI.          VOTING RIGHTS

A.    Voting. The holders of the Series D Preferred Stock are entitled to vote on all matters presented to the holders of the Common Stock. Each share of Series D Preferred Stock entitles the holder thereof to cast that number of votes that such holder would be entitled to cast had such holder converted its Series D Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining our shareholders eligible to vote on any such matter.

B.     Directors.

(a)    For so long as the Series D Preferred Stock is outstanding, the authorized number of members of the Board of Directors shall be seven (7), and the Company shall not change the authorized number of members of the Board of Directors without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least a majority of the then outstanding Series D Preferred Stock, consenting or voting (as the case may be) separately as a class.

(b)   For so long as the Series D Preferred Stock is outstanding, the holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect five (5) members to the Board of Directors and each other committee of the Board of Directors and (ii) the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors.

VII.        REDEMPTION OPTION

A.    Redemption Option of the Corporation. The Corporation shall have the right, subject to the prior satisfaction of the conditions precedent set forth in Section B, upon delivery of written notice to the holder of Series D Preferred Stock (the “Redemption Notice”) to redeem any of the holder’s Series D Preferred Stock not converted into Common Stock (a “Preferred Redemption”). The Preferred Redemption may be exercised by the Corporation by delivering the payment of the Preferred Redemption Price (as defined below) for the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock being redeemed to the holder of his or her Series D Preferred Stock at the address of the holder provided to the Corporation, together with the Redemption Form attached hereto, duly completed and signed. The Common Stock issuable upon conversion of the Series D Preferred Stock being redeemed under Section VIIA shall be and are deemed to be redeemed by the Corporation as of the close of business on the latest date on which the Redemption Form is delivered to the holder (which must be at least five business days after the Redemption Notice is given) and payment made therefor. Upon receipt of the payment and the duly completed and signed Redemption Form, the holder shall deliver its Series D Preferred Stock (which is the subject of the Redemption Form), to the Corporation within three (3) business days thereafter. The “Preferred Redemption Price” shall mean $0.001 per share of Common Stock issuable upon conversion of the Series D Preferred Stock being redeemed.

B.     Conditions Precedent to Corporation’s Redemption Rights. The Corporation’s right to redeem the Series D Preferred Stock, upon the affirmative vote of a majority of the independent non-employee members of the Board of Directors, as “independent” is defined in Rule 10A-3 of the Exchange Act of 1934, approving the Preferred Redemption as described above is subject to the satisfaction of the following conditions:

(a)    Minimum Closing Price. The closing price of the Common Stock has traded at or above a price equal to $0.30 for a period of twenty (20) consecutive trading days prior to the Redemption Notice.

(b)   Pre-Tax Income. The Corporation has achieved pre-tax income per share of Common Stock (calculated on a fully-diluted basis after giving effect to the issuance of the Common Stock underlying the Series D Preferred Stock, and using the Treasury Method for options and warrants) of at least

$.015 per share for the prior trailing four quarters (excluding any non-recurring extraordinary expenses).

VIII.       PROTECTIVE PROVISIONS

So long as any shares of Series D Preferred Stock are outstanding the Corporation shall not, without first obtaining the approval (by vote or written consent), as provided by the DGCL of the holders of at least fifty percent (50%) of the then outstanding shares of Series D Preferred Stock:

(a)    alter, amend or repeal (whether by merger, consolidation or otherwise) the rights, preferences or privileges of the Series D Preferred Stock or any capital stock of the Corporation so as to affect adversely the Series D Preferred Stock;

(b)   alter, amend or repeal, the Articles of Incorporation or By-laws, in a manner that would adversely affect the voting power of the Series D Preferred Stock or any other rights or privileges of the holders of the Series D Preferred Stock;

(c)    create any new class or series of capital stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, “Senior Securities”);

(d)   create any new class or series of capital stock ranking pari passu with the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, “Pari Passu Securities”);

(e)    increase the authorized number of shares of Series D Preferred Stock,

(f)    issue any Senior Securities or Pari Passu Securities;

(g)    issue or sell any shares of Common Stock or securities convertible into Common stock for no consideration or for a consideration per share less than the then in effect Conversion Ratio, except that, no adjustment to the Conversion Ratio will be made in the case of an Exempt Issuance;

(h)   increase the par value of the Common Stock;

(i)    directly or indirectly pay or declare any dividend, make any distribution upon, redeem or repurchase any shares of capital stock (except a dividend on, or distribution upon, the Series D Preferred Stock or pursuant to a stock option or award under a plan approved by the Board of Directors); (ii) agree to any provision in any agreement that would impose any restriction on our ability to honor the exercise of any rights of the holders of the Series D Preferred Stock;

(j)     enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any of its affiliates, unless such transaction is (i) in the ordinary course of business, and (ii) upon fair and reasonable terms no less favorable to the Corporation than it would obtain in a comparable arm’s length transaction with a person which is not an affiliate; or

(k)   do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

IX.          ADDITIONAL COVENANTS

The Corporation shall, if so requested by Holder, promptly provide the following information:

(a)    Annual Financial Statements. Unless filed with the Securities and Exchange Commission (the “Commission”) through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Corporation and its subsidiaries, as of the end of the immediately preceding fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing or such other independent public accountants, in either case, as unanimously selected by the Board;

(b)   Quarterly Financial Statements. Unless filed with the Commission through EDGAR and publicly available through the EDGAR system, copies of the consolidated balance sheet of the Corporation and its subsidiaries, and the related consolidated statements of income, stockholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles, such consolidated balance sheet, consolidated statements of income, stockholders’ equity and cash flows to be as of the end of each quarter following the end of the immediately preceding fiscal year, in each case with comparative statements for the prior fiscal year; provided, however, that, to the extent the information in this Section IX is requested by the Holder, Holder shall hold and treat all such information confidential;

(c)    Accountant’s Letters. Copies of each accountant’s management letter and other written report submitted to the Corporation by its independent public accountants in connection with an annual or interim audit of the books of the Corporation or any of its subsidiaries;

(d)   Notices. Copies of notices of all actions that could materially and adversely affect the Corporation or any of its subsidiaries; and

(e)    Other Information. Any other information regarding the business, prospects, financial condition, operations, property or affairs of the Corporation as Holder may reasonably request.

[END OF IT&E INTERNATIONAL, INC. SERIES D CERTIFICATE OF DESIGNATIONS]

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this        day of                      200   .

IT&E INTERNATIONAL, INC.
By:
Peter Sollenne
Chief Executive Officer
By:
Anthony Allocca
Secretary

Appendix F

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

We have audited the accompanying restated balance sheet of IT&E International Group as of December 31, 2004, and the related restated statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, revised as described in Note 2, present fairly, in all material respects, the financial position of IT&E International Group as of December 31, 2004, and the results of its operations, equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company’s 2004 total assets and total liabilities reported as $6,919,018 and $6,027,398 should have been $4,412,156 and $3,488,945, respectively, and retained earnings and net loss previously reported as $7,080 and $(499,058), respectively, should have been $38,673 and $(467,465), respectively. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

/s/ Beckstead and Watts, LLP

Henderson, Nevada
March 22, 2005, except for Note 2, as to which the date is October 19, 2005

Report of Independent Registered Public Accounting Firm

Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

We have audited the accompanying balance sheet of IT&E International Group (the “Company”), as of December 31, 2003, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IT&E International Group as of December 31, 2003, and the results of its operations, equity and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Beckstead and Watts, LLP

Henderson, Nevada
March 22, 2005

IT&E INTERNATIONAL GROUP
Balance Sheets

	December 31,
	2004	2003
	(restated)
Assets
Current Assets:
Cash	$402,779	$173,236
Accounts receivable (net of allowance for doubtful accounts of $75,000 and $118,118, respectively)	2,644,501	1,639,907
Unbilled revenue	133,398	195,607
Prepaid and other current assets	77,175	71,965
Total Current Assets	3,257,853	2,080,715
Fixed Assets, net	313,435	82,618
Loan Fees, net	807,144	—
Deposits	33,724	23,382
	$4,412,156	$2,186,715
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$596,189	$254,855
Accrued payroll and employee benefits	322,300	168,296
Line of credit—bank	—	855,015
Current portion of capital lease obligations	3,089	—
Current portion of convertible note payable	666,667	—
Deferred rent	30,293	—
Other accrued liabilities	21,057	27,731
Total Current Liabilities	1,639,595	1,305,897
Long-term capital lease obligations, less current portion	16,015	—
Long-term convertible note payable, less current portion	1,833,333	—
	3,488,945	1,305,897
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 70,000,000 share authorized, 19,000,000 shares issued and outstanding	19,000	19,000
Preferred stock, $.001 par value, 5,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Additional paid-in capital	863,540	353,680
Retained earnings	38,673	506,138
	923,213	880,818
	$4,412,156	$2,186,715

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
Statements of Operations

	Years ended December 31,
	2004	2003
	(restated)
Service Revenue	$13,437,388	$10,018,459
Reimbursement revenue	405,749	392,426
Total Revenue	13,843,137	10,410,885
Cost of Revenue	9,497,806	6,444,287
Reimbursable out-of-pocket expenses	405,749	392,426
Gross profit	3,939,582	3,574,173
Operating Expenses:
General and administrative expenses	2,876,100	2,795,472
Sales and marketing expenses	982,077	333,730
Depreciation expense	21,588	18,438
Officer salaries	457,981	300,000
Total Operating Expenses	4,337,746	3,447,640
Net Operating Income (Loss)	(398,165)	126,533
Other income (expense):
Other income (expense)	32,831	(8,298)
Interest expense	(102,131)	(33,206)
Total Other Income (Expense)	(69,300)	(41,504)
Income (Loss) Before Provision for Income Taxes	(467,465)	85,029
Provision for income taxes	—	3,000
Net Income (Loss)	$(467,465)	$82,029
Weighted average number of common shares outstanding—basic and fully diluted	19,000,000	19,000,000
Net income (loss) per share—basic and fully diluted	$(0.02)	$0.00

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
Statements of Stockholders’ Equity

	Common Stock		Preferred Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance, Dec 31, 2002, Restated	19,000,000	$19,000	2,000,000	$2,000	$353,680	$424,109	$798,789
Net income						82,029	82,029
Balance, Dec 31, 2003, Restated	19,000,000	19,000	2,000,000	2,000	353,680	506,138	880,818
Issuance of Warrants					509,860	—	509,860
Net loss, Restated						(467,465)	(467,465)
Balance, Dec. 31, 2004, Restated	19,000,000	$19,000	2,000,000	$2,000	$863,540	$38,673	$923,213

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
Statements of Cash Flow

	Years ended December 31,
	2004	2003
	(restated)
Cash flows from operating activities
Net income (loss)	$(467,465)	$82,029
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation expense	21,588	18,438
Amortization of loan fees	60,235	—
Loss on disposal of fixed assets	—	8,298
Deferred rent	30,293	—
Changes in assets and liabilities
Accounts receivable	(1,004,594)	(854,727)
Unbilled revenue	62,209	(112,130)
Prepaid and other current assets	(5,210)	7,170
Accounts payable	341,334	48,423
Accrued payroll and employee benefits	154,004	51,180
Other accrued liabilities	(6,673)	3,000
Net cash used by operating activities	(814,279)	(748,319)
Cash Flow from investing activities
Purchase of fixed assets, including internal-use software	(252,405)	(57,355)
Deposits	(10,342)	2,853
Loan Fees	(357,519)	—
Net cash used by investing activities	(620,267)	(54,502)
Cash Flow from financing activities
Proceeds from line of credit	758,000	816,021
Payments on line of credit	(1,613,015)	—
Proceeds from capital lease obligation	20,039	—
Payments on capital lease obligations	(935)	—
Proceeds from convertible note payable	2,500,000	—
Net cash provided by financing activities	1,664,089	816,021
Net increase in cash and cash equivalents	229,543	13,200
Cash and cash equivalents, beginning of year	173,236	160,036
Cash and cash equivalents, end of year	$402,779	$173,236
Supplemental disclosures:
Interest paid	$82,109	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

In this discussion, the terms “Company”, “we”, “us”, and “our”, refer to IT&E International Group and subsidiaries, except where it is made clear otherwise.

We are a life sciences service organization focused on providing our clients with project-based consulting services in the areas of FDA regulatory compliance, data management, biometrics and clinical validation throughout the clinical trials lifecycle. Our services range from recruitment of patients for clinical trials and providing skilled personnel to assist with managing clinical trials, to providing enterprise software solutions and training to manage data to ensure FDA compliance. We also provide validation services for new pharmaceutical manufacturing facilities. We serve a variety of clients, including those in the private industry, public institutions, research facilities and the government.

We were incorporated in the State of Nevada in 2002 as Clinical Trials Assistance Corporation. In April 2004, we merged with IT&E International, Inc. and changed our name to IT&E International Group.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CORRECTION OF AN ERROR

We have previously issued our consolidated financial statements for the year ended December 31, 2004 and are now correcting our financial statements for the year ended December 31, 2004 to reflect that we have determined that the item “Cash-restricted” in the amount of $2,506,862 reflected on the balance sheet as a current asset does not fall within the definition of an “asset” under generally accepted accounting principles (“GAAP”) since the restricted cash was under the sole dominion and control of Laurus Master Fund, Ltd. In addition, the item “Long-term convertible note payable, less current portion” reflected on the balance sheet has been correspondingly reduced by $2,500,000 because the Company has also determined that the portion of the proceeds from the issuance of such convertible promissory note that was placed in the restricted account does not fall within the definition of “liability” under GAAP. This correction also impacts the Statements of Operations, the Statements of Stockholders’ Equity, and the Statements of Cash Flow for the year ended December 31, 2004, as interest income of $6,862 had been previously recorded, along with accrued interest payable of $38,455 on the restricted proceeds. The net impact is a reduction of the net loss of $31,593. Several reclassifications were also made to prior interest expense transactions, and Footnote 6 to the financial statements included herein has been amended to reflect the foregoing. In addition a reclassification of $820 was made between preferred stock and additional paid-in capital to correct for fully paid Series A preferred stock issued in excess of the number of Series A preferred stock authorized. These shares require shareholder authorization before they can be issued.

The effects on our previously issued 2004 financial statements are summarized as follows:

	Previously Reported	Increase (Decrease)	Restated
Cash-Restricted	$2,506,862	$(2,506,862)	$—
Total Current Assets	5,764,715	(2,506,862)	3,257,853
Total Assets	6,919,018	(2,506,862)	4,412,156
Current Liabilities	1,678,050	(38,455)	1,639,595
Long-term convertible note payable, less current portion	4,333,333	(2,500,000)	1,833,333
Total Liabilities	6,027,398	(2,538,453)	3,488,945
Stockholders’ Equity:
Preferred Stock	2,820	(820)	2,000
Additional Paid-in Capital	862,720	820	863,540
Net Loss for 2004	(499,058)	31,593	(467,465)
Total Liabilities and Stockholders’ Deficit	6,919,018	(2,506,862)	4,412,156

Statement of Operations for the Year Ended December 31, 2004

	Previously Reported	Increase (Decrease)	Restated
Interest Income	$3,298	$(3,298)	$—
Interest Expense	(137,022)	34,891	(102,131)
Net Loss	(499,058)	31,593	(467,465)
Net Loss Per Share—Basic and Diluted	(0.03)	0.01	(0.02)

Statement of Stockholders’ Equity as of December 31, 2004

	Preferred Stock				Total Stockholders’
	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Equity (Deficit)
Balance at January 1, 2004, as previously reported	2,820,000	$2,820	$352,860	$506,138	$880,818
Shares issued, but not yet authorized	(820,000)	(820)	820		—
Net loss for 2004, as restated				(467,465)	(467,465)
Balance at December 31, 2004, as restated	2,000,000	$2,000	$863,540	$38,673	$923,213

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We maintain an allowance for doubtful accounts for estimated losses resulting from an inability of clients to make required payments. This allowance is based on account receivables, historical collection experience, current economic trends, and changes in the customer payment terms.

CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED CASH

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Our restricted cash equivalents consist primarily of a short-term money market deposit. Our cash accounts are with certain financial institutions. The balances in these accounts exceed the maximum U.S. federally insured amount. We have not experienced any losses in such accounts and we believe that we are not exposed to any significant credit risk on our cash and cash equivalents.

REVENUE RECOGNITION, ACCOUNTS RECEIVABLE, AND UNBILLED RECEIVABLES

Revenues are derived primarily from FDA validation and compliance outsourcing services, consulting, and systems integration. Revenues are recognized on a time-and-materials, level-of-effort, percentage-of-completion, or straight-line basis. Before revenues are recognized, the following four criteria must be met: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred or services rendered; (c) the fee is fixed and determinable; and (d) collectibility is reasonably assured. We determine if the fee is fixed and determinable and collectibility is reasonably assured based on our judgment regarding the nature of the fee charged for services rendered and products delivered and the collectibility of those fees. Arrangements range in length from less than one year to several years.

Revenues from time-and-materials arrangements are generally recognized based upon contracted hourly billing rates as the work progresses. Revenues from level-of-effort arrangements are recognized based upon a fixed price for the level of resources provided. Revenues from fixed fee arrangements for consulting are generally recognized on a rate per hour or percentage-of-completion basis. For each of our fixed fee contracts we maintain estimates of total revenue and cost over the contract term. For purposes of periodic financial reporting on the fixed price consulting contracts, we accumulate total actual costs incurred to date under the contract. The ratio of those actual costs to its then-current estimate of total costs for the life of the contract is then applied to its then-current estimate of total revenues for the life of the contract to determine the portion of total estimated revenues that should be recognized. We follow this method because reasonably dependable estimates of the revenues and costs applicable to various stages of a contract can be made. In addition, total actual costs incurred would approximate measuring revenue based on labor hours since total actual costs are derived from the labor hours incurred. No material difference would occur if such costs were measured by total actual costs as compared to labor hours incurred.

Revenues recognized on fixed price consulting contracts are subject to revisions as the contract progresses to completion. If we do not accurately estimate the resources required or the scope of the work to be performed, do not complete our projects within the planned periods of time, or do not satisfy our obligations under the contracts, then profit may be significantly and negatively affected or losses may need to be recognized. Revisions in our contract estimates are reflected in the period in which the determination is made that facts and circumstances dictate a change of estimate. Favorable changes in estimates result in additional revenues recognized, and unfavorable changes in estimates result in a reduction of recognized revenues. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes known.

Over 95% of our contracts are performed on a time and materials basis, with the remaining 5% being fixed fee contracts.

At the beginning of 2003, we adopted EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” which addresses how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered item is probable. Arrangement consideration is allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. Our contracts are primarily time and material contracts devoted to a specific deliverable rather than to multiple deliverables.

On certain contracts, or elements of contracts, costs are incurred subsequent to the signing of the contract, but prior to the rendering of service and associated recognition of revenue. Where such costs are incurred and realization of those costs is either paid for upfront or guaranteed by the contract, those costs are deferred and later expensed over the period of recognition of the related revenue. At December 31, 2004 and 2003, the Company had no deferred costs.

Unbilled receivables represent revenues recognized for services performed that were not billed at the balance sheet date. The majority of these amounts are billed in the subsequent month. As of December 31, 2004 and 2003, the Company had unbilled revenues included in current receivables of $133,398 and $195,607, respectively.

REIMBURSABLE OUT-OF-POCKET EXPENSES

In addition to the standard costs incurred to provide services to our customers, we pay other incidental expenses, in excess of contract amounts, which are generally reimbursable under the terms of the contract. These expenses are recorded as both revenues and direct cost of services in accordance with the provisions of EITF 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.”

CREDIT RISKS

Financial instruments that subject us to concentrations of credit risks consist primarily of cash and cash equivalents and billed and unbilled accounts receivable. Our clients are primarily involved in the healthcare and pharmaceutical industries. The significant majority of our accounts receivable exposure is to large, well established firms. Concentrations of credit risk with respect to billed and unbilled accounts receivable are mitigated, to some degree, based upon the nature of our clients. Management considers the likelihood of material credit risk exposure as remote.

The healthcare and life sciences industries may be affected by economic factors, which may impact accounts receivable. At December 31, 2004, approximately 75% of the outstanding trade receivables are due from nine customers who also accounted for approximately 65% of total sales. Management does not believe that any single customer or geographic area represents significant credit risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments. Investments available for sale are carried at fair value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to seven years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

We account for costs incurred to develop computer software for internal use in accordance with Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. As required by SOP 98-1, we capitalize the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing. Costs incurred during the preliminary project along with post-implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over various periods up to three years. Costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life. For the years ended December 31, 2004 and December 31, 2003, we capitalized product development costs of $210,444 and $16,000, respectively, and will begin to amortize such costs in 2005 over the estimated useful life of three years.

Upon sale or retirement of property and equipment, the costs and related accumulated depreciation are eliminated from the accounts, and any gain or loss on such disposition is reflected in the consolidated statements of operations.

Expenditures for repairs and maintenance are charged to operations as incurred.

INCOME TAXES

Income taxes are computed using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. In estimating future tax consequences, we generally consider all expected future events other than the enactment of changes in tax law or rates. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recorded.

NET INCOME (LOSS) PER SHARE

Net income (loss) per basic share is computed using the weighted average number of common shares outstanding. Net income (loss) per diluted share is computed using the weighted average common shares and potential common shares outstanding. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Warrants to purchase 3,924,000 shares of common stock were outstanding during 2004, but were not included in the computation of earnings per diluted shares because the effect would be antidilutive. There were no stock options issued and outstanding as of December 31, 2004 and 2003.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Statement 123R must be adopted no later than July 1, 2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. We expect to adopt Statement 123R on July 1, 2005. Statement 123R permits public companies to adopt its requirements using one of two methods:

1.      A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123R that remain unvested on the effective date.

2.      A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

We are currently evaluating the two different methods for the adoption of Statement 123 and have not determined which of the two methods we will adopt.

To date, we have not issued stock-based payments to our employees, though we anticipate the issuance of stock options during 2005. As such, we have not recognized any stock-based compensation during 2004 and 2003.

We believe that the adoption of Statement 123R’s fair value method will have a material impact on our result of operations, although it will have no impact on our overall financial position. The impact of adoption of Statement 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. Statement 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. We cannot estimate what those amounts will be as it will depend on the levels of share-based payments granted in the future.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe that the adoption of SFAS No. 150 will have a material impact on our financial statements.

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104 (SAB 104), “Revenue Recognition”, which supersedes SAB 101, “Revenue Recognition in Financial Statements.” SAB 104’s primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” and to rescind the SEC’s related “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” issued with SAB 101 that had been codified in SEC Topic 13, “Revenue Recognition.” While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on our financial position or results of operations.

RECLASSIFICATION

Certain amounts in the 2003 financial statements have been reclassified to conform to the presentation of the 2004 financial statements.

3. MERGER WITH CLINICAL TRIALS ASSISTANCE CORPORATION

On April 14, 2004, the Company, Clinical Trials Assistance Corporation, a Nevada corporation (“CTAL”), and Clinical Trials Assistance Acquisition Corporation, a Nevada corporation (“Merger Sub”), entered into an Acquisition Agreement and Plan of Merger (collectively the “Agreement”) pursuant to which CTAL, through its wholly-owned subsidiary, Merger Sub, acquired IT&E in exchange for 11,000,000 shares of CTAL common stock which were issued to the holders of IT&E stock (the “Merger”). Immediately after the Acquisition was consummated, and further to the Agreement, CTAL’s controlling stockholder cancelled 28,000,000 shares of CTAL’s Common Stock held by him (the “Cancellation”). The transaction contemplated by the Agreement was intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of IT&E (three stockholders owning 481,500 shares), who unanimously approved the acquisition as of the closing date of the Merger and after giving effect to the Cancellation, now own approximately 80% of the CTAL’s outstanding common stock. This figure is based on the issuance of 9,000,000 shares of $0.001 par value common stock and the share dilution upon conversion of the 2,000,000 warrants into common stock.

This transaction was accounted for as a reverse merger, since the stockholders of IT&E own a majority of the issued and outstanding shares of common stock of CTAL, and the directors and executive officers of IT&E became the directors and executive officers of the CTAL. No goodwill or other intangible was recorded as a part of this transaction and the cost of the transaction was expensed as incurred. In accordance with reverse merger accounting guidelines, all share issuances and per share calculations reflect the issuance of the merger shares on a retroactive basis “as if” the shares were issued from the date of inception of IT&E before the merger with CTAL.

As a part of this transaction, 2,000,000 warrants were issued to several individuals for cash totaling $2,000. The warrants are convertible on a one- for-one basis at a price to be agreed upon on the exercise date by the Company’s board of directors and the warrant holders. The exercise date is not sooner than one year and not later than five years.

4. ADVANCES TO EMPLOYEES

At December 31, 2004 and 2003, the Company had advanced $21,525 and $46,971, respectively, to certain employees. The notes are non-interest bearing and due during 2005. During 2005, an employee advance of $20,000 was deemed uncollectible.

5. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Computers	$135,971	$113,940
Furniture and Fixtures	41,007	21,082
Internal-Use Software	210,444	16,000
Leasehold Improvements	17,898	1,731
	405,320	152,753
Less Accumulated Depreciation	(91,885)	(70,135)
Net Fixed Assets	$313,435	$82,618

Depreciation expense totaled $21,588 and $18,438 during the years ended December 31, 2004 and 2003, respectively.

6. CONVERTIBLE DEBT

On October 18, 2004, we issued a $5,000,000 secured convertible term note (“Note”) to Laurus Master Fund, Ltd. (“Laurus”). The Note is convertible into shares of our common stock at an initial conversion price of $0.75 per share. Pursuant to this agreement, we also issued to Laurus a warrant (“Warrant”) to purchase up to 1,924,000 shares of our common stock, of which 962,000 shares will have an exercise price of $0.94 and 962,000 shares will have an exercise price of $1.12. The warrants expire on October 18, 2011.

The Note has a term of three years and accrues interest at the prime rate plus 2.5% per year (7.50% as of December 31, 2004). The Note is secured by all our assets and the assets of our subsidiaries. The Note consists of a non- restricted facility of $2.5 million and a restricted facility of $2.5 million. The non-restricted facility was used to pay off an outstanding line of credit of approximately $1.5 million, with the remaining $1.0 million, net of transaction fees, being used for working capital. The second $2.5 million facility is restricted for either additional internal growth working capital requirements or for a future acquisition, which is a part of our strategic long-term growth plans. The cash related to the restricted account has not been recorded as an asset on our balance sheet, nor has the amount of the secured convertible note that corresponds to the amount in the restricted account been recorded as a liability on our balance sheet since such funds are under the sole dominion and control of Laurus as security for our obligations under the Laurus Securities Purchase Agreement and other related agreements. Such restricted cash does not fall within the definition of an “asset” under generally accepted accounting principles (“GAAP”) nor does the amount of the secured note that corresponds to the amount of cash in the restricted account fall within the definition of “liability” under GAAP.

Interest on the unrestricted principal amount is payable monthly, in arrears, on the first business day of each calendar month until the maturity date. Under the terms of the Note, the monthly interest payment and the monthly principal payment are payable either in cash at 103% of the respective monthly amortization amounts or, if certain criteria are met, in shares of our common stock. The minimum monthly principal repayment of $83,333.33 commences on May 1, 2005, and continues through the October 18, 2007 maturity date. The principal criteria for the monthly payments to be made in shares of our common stock include:

•       the effectiveness of a current registration statement covering the shares of our common stock into which the principal and interest under the Note are convertible;

•       an average closing price of our common stock for the previous five trading days greater than or equal to 110% of the fixed conversion price; and

•       the amount of such conversion not exceeding 25% of the aggregate dollar trading volume of our common stock for the previous 22 trading days.

We may prepay the non-restricted facility of the Note at any time by paying 125% of the principal amount then outstanding, together with accrued but unpaid interest thereon. We may also prepay the restricted facility of the Note at any time by paying 115% of the principal amount then outstanding, together with accrued but unpaid interest thereon. Upon an event of default under the Note, Laurus may demand repayment of the outstanding principal balance at a rate of 125% of the non-restricted facility of the Note and 115% of the outstanding principal balance of the restricted facility, plus any accrued interest. If the Note remains outstanding after an event of default that is not cured, the interest rate increases to 1.5% per month.

On a month-by-month basis, if we register the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant on a registration statement declared effective by the Securities and Exchange Commission, and the market price of our common stock for five consecutive trading days exceeds the conversion price by at least 25%, then the interest rate on the Note for the succeeding calendar month shall be reduced by 1% for every 25% increase in the market price of our common stock above the conversion price of the Note, but in no event shall the interest rate be less than zero percent.

Laurus also has the option to convert all or a portion of the Note into shares of our common stock at any time, subject to limitations described below, at a conversion price of $0.75 per share, subject to adjustment as described below. The Note is currently convertible into 3,333,333 shares of our common stock, excluding the conversion of any accrued interest. Laurus is limited on its ability to convert is the conversion of the Note or the exercise of the Warrant would cause the shares then held be Laurus to exceed 4.99% of our outstanding shares of common stock unless there has been an event of default or Laurus provides us with 75 days prior notice.

We were obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of shares of our common stock issuable upon conversion of the Note and exercise of the Warrant by November 17, 2004, and to have such Statement declared effective by the SEC by no later than January 25, 2005. We timely filed the registration statement, but it has not yet been declared effective. If the registration statement is not declared effective within the timeframe described, if the registration statement is suspended other than as permitted in the Registration Rights Agreement, or if our common stock is not listed for three consecutive trading days, we are obligated to pay Laurus additional cash fees. The cash fees are 2.0% of the original principal amount of the Note for each 30 day period in which we fail to correct these issues. Since the registration statement has not yet been declared effective, we are incurring monthly cash fees to Laurus.

The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants are $0.28 and $0.25. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 6.0%, zero dividend yield, volatility of the Company’s common stock of 86.81% and an expected life of the warrants of two years. Approximately $510,000 was added to financing costs as a result of the warrants. No warrants have been exercised through December 31, 2004. In addition to the costs related to the warrants, we also incurred approximately, $358,000 of loan origination costs for the debt. We will amortize the total loan costs over the period of the loan. We amortized approximately $60,000 for the period ending December 31, 2004.

Future maturities of long-term debt are as follows as of December 31, 2004:

2005	$666,667
2006	1,000,000
2007	833,333
2008	—
2009	—
Thereafter	—
$2,500,000

7. COMMITMENTS AND CONTINGENCIES

During 2004, we entered into a new capital lease obligation totaling $20,039. This leased equipment has accumulated depreciation of $1,391 at December 31, 2004.

Future minimum lease payments on the capital lease obligation at December 31, 2004 are as follows:

For the year ending December 31:
2005	$5,654
2006	5,654
2007	5,654
2008	5,654
2009	3,769
Total	26,385
Less amount representing interest	(7,281)
Present value of capital lease payments	$19,104

The Company also leases its office facilities, certain office space, and living accommodations for consultants on short-term projects under operating leases that expire over the next three years. At December 31, 2004, the Company was obligated under non-cancelable operating leases with future minimum rentals as follows:

For the year ending December 31,
2005	$133,241
2006	97,402
2007	79,971
Total	$310,614

Rent expense was $226,036 and $206,154 for the years ended December 31, 2003 and 2002, respectively.

We are involved in various legal actions arising in the normal course of business. We believe that the outcome of these matters will not have a material adverse effect on our financial position or results of operation.

8. PROFIT SHARING PLANS

We provide a 401(k) salary deferral plan for eligible employees. Employees may elect to reduce their compensation by an amount that will not exceed the total amount allowed by the Internal Revenue Code for all contributions to qualified plans. The plan does provide for discretionary contributions by the employer. No contributions were made by the Company to the plan for the years ended December 31, 2004 and 2003.

IT&E INTERNATIONAL GROUP
Balance Sheets

	September 30,	December 31,
	2005	2004
	(unaudited)	(restated)
Assets
Current assets:
Cash	$2,177,026	$402,779
Accounts receivable, net of allowance for doubtful accounts of $75,000 at September 30, 2005 and December 31, 2004	2,418,511	2,644,501
Unbilled revenue	79,312	133,398
Prepaid and other current assets	228,614	77,175
Total current assets	4,903,463	3,257,853
Fixed assets, net	265,956	313,435
Loan fees, net	590,299	807,144
Deposits	11,679	33,724
	$5,771,397	$4,412,156
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$394,662	$596,189
Accrued payroll and employee benefits	489,029	322,300
Current portion of capital lease obligations	3,441	3,089
Current portion of convertible note payable	2,123,077	666,667
Accrued interest on note payable	41,285	16,457
Deferred rent	24,927	30,293
Other accrued liabilities	114,897	4,600
Total current liabilities	3,191,318	1,639,595
Long-term capital lease obligations, less current portion	13,388	16,015
Long-term convertible note payable, less current portion	2,300,000	1,833,333
	5,504,706	3,488,943
Stockholders’ equity:
Common stock, $.001 par value, 250,000,000 shares authorized, 21,344,198 and 19,000,000 shares issued and outstanding, respectively	21,344	19,000
Preferred stock, $.001 par value, 2,820,000 shares authorized, 2,820,000 and 2,000,000 shares issued and outstanding, respectively	2,820	2,000
Additional paid-in capital	1,124,676	863,540
Retained earnings (deficit)	(882,149)	38,673
	266,691	923,213
	$5,771,397	$4,412,156

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
Statements of Operations
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Service revenue	$4,292,422	$3,038,582	$13,036,358	$9,404,394
Reimbursement revenue	146,878	116,552	379,833	320,737
Total revenue	4,439,300	3,155,134	13,416,191	9,725,131
Cost of revenue	2,886,019	2,410,783	8,907,476	6,693,321
Reimburseable out-of-pocket expenses	146,878	116,552	379,833	320,737
Total cost of sales	3,032,897	2,527,335	9,287,309	7,014,058
Gross profit	1,406,403	627,799	4,128,882	2,711,073
Operating Expenses:
General and administrative expenses	842,160	710,250	2,405,345	1,918,475
Sales and marketing expenses	296,392	252,693	988,273	698,924
Depreciation expense	23,742	4,677	66,491	14,314
Officer compensation	329,739	108,750	778,582	326,250
Total operating expenses	1,492,033	1,076,370	4,238,691	2,957,963
Net operating loss	(85,630)	(448,571)	(109,809)	(246,890)
Other income (expense):
Interest income	56,013	—	58,331	—
Interest expense	(230,172)	(18,568)	(375,960)	(49,032)
Loan fee amortization	(72,282)	—	(216,845)	—
Fees on long-term debt	—	—	(214,039)	—
Non-cash financing costs	—	—	(62,500)	—
Bad debt expense	—	32,359	—	32,359
Total other income (expense)	(246,441)	13,791	(811,013)	(16,673)
Net loss	$(332,071)	$(434,780)	$(920,822)	$(263,563)
Weighted average number of common shares outstanding—basic and fully diluted	21,344,198	19,000,000	20,412,124	19,000,000
Net loss per share—basic and fully diluted	$(0.02)	$(0.02)	$(0.05)	$(0.01)

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
Statements of Cash Flow
(Unaudited)

	For the nine months ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(920,822)	$(263,563)
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation expense	66,491	14,314
Bad debt expense	—	32,359
Amortization of loan fees	216,845	—
Deferred rent	(5,366)	—
Stock issued for financing costs	62,500	—
Stock issued for compensation	200,000	—
Changes in assets and liabilities:
Accounts receivable	225,990	(633,240)
Unbilled revenue	54,086	—
Prepaid and other current assets	(151,439)	(31,895)
Accounts payable	(201,527)	306,175
Accrued payroll and employee benefits	166,729	252,565
Accrued interest on note payable	24,828	—
Other current liabilities	110,297	18,987
Net cash used by operating activities	(151,388)	(304,298)
Cash flows from investing activities:
Purchase of fixed assets, including internal-use software	(19,012)	(201,306)
Deposits	22,045	(18,196)
Net cash provided from (used by) investing activities	3,033	(219,502)
Cash flows from financing activities:
Proceeds from line of credit	—	688,000
Payments on line of credit	—	(48,865)
Proceeds from capital lease obligation	—	20,039
Payments on capital lease obligation	(2,275)	—
Proceeds from convertible note payable	2,500,000	—
Payments on convertible note payable	(576,923)	—
Proceeds from exercise of warrants	1,800	—
Distributions to shareholders	—	(16,850)
Net cash provided from financing activities	1,922,602	642,324
Net increase in cash and cash equivalents	1,774,247	118,524
Cash and cash equivalents, beginning of period	402,779	173,236
Cash and cash equivalents, end of period	$2,177,026	$291,760
Supplemental disclosures:
Interest paid	$334,675	$49,032
Income taxes paid	$55,184	$2,212

The accompanying notes are an integral part of these financial statements.

IT&E INTERNATIONAL GROUP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

In this discussion, the terms “Company”, “we”, “us”, and “our”, refer to IT&E International Group and subsidiaries, except where it is made clear otherwise.

We are a life sciences service organization focused on providing our clients with project-based consulting services in the areas of FDA regulatory compliance, data management, biometrics and clinical validation throughout the clinical trials lifecycle. Our services range from recruitment of patients for clinical trials and providing skilled personnel to assist with managing clinical trials, to providing enterprise software solutions and training to manage data to ensure FDA compliance. We also provide validation services for new pharmaceutical manufacturing facilities. We serve a variety of clients, including those in the private industry, public institutions, research facilities and the government.

We were incorporated in the State of Nevada in 2002 as Clinical Trials Assistance Corporation. In April 2004, we merged with IT&E International, Inc. and changed our name to IT&E International Group.

2. BASIS OF PRESENTATION

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by us, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with our consolidated financial statements for the year ended December 31, 2004 and the notes thereto. We have followed the same accounting policies in the preparation of these consolidated interim reports.

Results of operations for the interim periods are not indicative of annual results. Certain amounts in the 2004 financial statements have been reclassified to conform to the presentation of the 2005 financial statements.

During October 2005, we restated our financial statements that had previously been filed with our Form 10-KSB/A for the year ended December 31, 2004, and our Form 10-QSB’s filed for the quarters ended March 31, 2005 and June 30, 2005. The restatement was the result of our determination that previously noted “Cash-restricted” on our balance sheets for those periods did not fall within the definition of an “asset” under generally accepted accounting principles (“GAAP”) since the restricted cash was under the sole dominion and control of Laurus Master Fund, Ltd., the party to a $5,000,000 convertible note. In addition, previously noted “Long-term convertible note payable, less current portion” was also restated because we determined that the portion of the proceeds from the issuance of such convertible promissory note that was placed in the restricted account did not fall within the definition of “liability” under GAAP. See footnote 4 for further details concerning this convertible debt.

3. FIXED ASSETS

During the nine months ended September 30, 2005 we had $19,012 of fixed asset additions.

Depreciation expense totaled $23,742 and $4,677 for the three months ended September 30, 2005 and 2004, respectively, and $66,491 and $14,314 for the nine months ended September 30, 2005 and 2004, respectively.

4. CONVERTIBLE DEBT

We have outstanding a $5,000,000 secured convertible term note to Laurus Master Fund, Ltd (“Laurus”). During October 2004, we issued $2,500,000 of this note. During the first quarter of 2005, as a result of not meeting the requirement of causing the registration statement covering the shares of our common stock into which the principal and interest under the Note are convertible to become effective, we incurred fees of approximately $214,000. During April 2005, Laurus issued an additional $500,000 to pay these fees, along with the accrued interest owed on the $500,000 which was not due until issued. During August 2005, Laurus released the remaining $2 million, plus the interest that had been earned on these funds since October 2004. Of this amount, approximately $128,000 was used to pay interest that had been accruing under the note owed to Laurus. The remaining $1.9 million is intended to be used for potential merger and acquisition activity, as well as other general operating purposes. The minimum monthly principal repayment of $100,000 began on May 1, 2005 and continued through the August 1, 2005 payment. With the release of the remaining $2 million, the minimum monthly principal repayment will increase to approximately $177,000 and continue through the October 18, 2007 maturity date.

We recorded interest expense of approximately $230,000 and $376,000 for the three and nine months ended September 30, 2005 related to this convertible note, and approximately $19,000 and $49,000 for the three and nine months ended September 30, 2004 related to a bank line of credit that was paid off with the proceeds of the Laurus note.

5. STOCKHOLDER’S EQUITY

During March 2005, 83,330 shares of common stock were issued to SBI USA as payment for investment banking consulting services valued at $62,500.

During April 2005, 500,000 shares of common stock were issued to our former Vice President of Sales for services rendered at a value of $200,000, and in May 2005, 1,760,868 shares were issued as the result of the exercise of warrants previously granted to individuals associated with the April 2004 reverse merger.

Preferred stock outstanding at December 31, 2004 has been restated by $820 to account for 820,000 shares that were previously noted as outstanding, but were in fact to be issued subject to shareholder approval. At our Annual Meeting of Shareholders held on September 26, 2005, the issuance of these shares were approved by our shareholders and were issued as of that date.

Stock options

On April 29, 2005, we adopted the “2005 Equity Incentive Plan” (the “Plan”) to provide a means by which we can retain and maximize the services of our current employees, directors and consultants. An aggregate of 7,500,000 shares of our common stock may be issued pursuant to awards from the Plan. The Plan was approved by our shareholders at our recent Annual Meeting of Shareholders. Of the options granted to date, 2,508,750 options were granted to our officers.

The following is a summary of activity of outstanding stock options under the 2005 Equity Incentive Plan:

	Number of Shares	Weighted Average Exercise Price
Options granted	3,018,250	$0.23
Options exercised	—	—
Options cancelled	(37,500)	$0.25
Balance at September 30, 2005	2,980,750	$0.23
Exercisable at September 30, 2005	298,927	$0.25

The following is a summary of information about the 2005 Stock Option Plan options outstanding at September 30, 2005:

Shares Underlying Options Outstanding				Shares Underlying Options Exercisable
		Average	Weighted
Range of		Remaining	Average
Exercise	Outstanding	Contractual	Exercise	Options	Exercise
Prices	Options	Life	Price	Exercisable	Price
$0.17-$0.25	2,980,750	2.7 years	$0.23	298,927	$0.25

We measure our stock-based compensation using the intrinsic value method of accounting in accordance with Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees.”  Because we establish the exercise price based on the fair market value of our common stock at the date of grant, the options have no intrinsic value upon grant, and therefore no expense is recorded. Equity instruments issued to non-employees for goods and services are accounted for at fair value.

As required by Financial Accounting Standards Board (FAS) No. 123, “Accounting for Stock-Based Compensation,” and FAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” the pro forma effects of stock-based compensation on net loss and net loss per common share have been estimated at the date of grant using the Black-Scholes option pricing model. For purposes of pro forma disclosures, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting periods. The pro forma effects of recognizing compensation expense under the fair value method on net income and net earnings per common share were as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
	2005	2004	2005	2004
Net loss attributable to common stockholders
As reported	$(332,071)	$(434,780)	$(920,822)	$(263,563)
Fair value of stock-based employee compensation	(275,939)	—	(480,868)	—
Pro forma	$(608,010)	$(434,780)	$(1,401,690)	$(263,563)
Net loss per share:
As reported	$(0.02)	$(0.02)	$(0.05)	$(0.01)
Pro forma	$(0.03)	$(0.02)	$(0.07)	$(0.01)

The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because our stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Millennix Inc. (the “Company”), as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennix Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Beckstead and Watts, LLP

Henderson, Nevada
September 26, 2005

MILLENNIX INC.
Balance Sheets

	December 31,
	2004	2003
Assets
Current Assets:
Cash and equivalents	$327,140	$468,424
Accounts receivable, net of allowance for doubtful accounts	640,581	760,590
Total Current Assets	967,721	1,229,013
Fixed Assets, net	50,661	73,906
	$1,018,382	$1,302,920
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$312,574	$324,303
Accrued payroll and employee benefits	84,318	100,705
Accrued liabilities	267	142,536
Grant reserves	508,657	179,048
Deferred revenue	214,102	114,478
Notes payable—current portion	55,000	55,000
Notes payable—related party	781,812	381,812
Total Current Liabilities	1,956,730	1,297,883
Long-term note payable, less current portion	68,750	123,750
	2,025,480	1,421,633
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, no par value, 10,000 shares authorized, 50 shares issued and outstanding	100	100
Retained earnings (deficit)	(1,007,198)	(118,813)
	(1,007,098)	(118,713)
	$1,018,382	$1,302,920

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
Statements of Operations

	Years ended December 31,
	2004	2003
Service Revenue	$2,598,543	$4,394,594
Reimbursement revenue	413,580	1,406,193
Total Revenue	3,012,123	5,800,787
Cost of Revenue	2,893,033	4,645,748
Gross profit	119,090	1,155,039
Operating Expenses:
Depreciation expense	27,118	53,938
General and administrative expenses	178,956	180,130
Professional fees	28,905	18,856
Rent	173,428	163,910
Salaries and wages	571,373	838,051
Sales and marketing expenses	27,244	19,386
Total Operating Expenses	1,007,024	1,274,270
Net Operating Income (Loss)	(887,934)	(119,230)
Other income (expense)
Other income	5,000	—
Interest expense	(5,451)	—
Total Other Income (Expense)	(451)	—
Net Income (Loss)	$(888,385)	$(119,230)
Weighted average number of common shares outstanding—basic and fully diluted	50	50
Net income (loss) per share—basic and fully diluted	$(17,767.70)	$(2,384.60)

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
Statement of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Retained	Total Stock-holders’
	Shares	Amount	Capital	Earnings	Equity (deficit)
Balance, December 31, 2002	50	$100	$—	$417	$517
Net loss				(119,230)	(119,230)
Balance, December 31, 2003	50	100	—	(118,813)	(118,713)
Net loss				(888,385)	(888,385)
Balance, December 31, 2004	50	$100	$—	$(1,007,198)	$(1,007,098)

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
Statements of Cash Flows

	Years ended December 31,
	2004	2003
Cash flows from operating activities
Net loss	$(888,385)	$(119,230)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	27,118	53,938
Changes in assets and liabilities
Accounts receivable	120,009	312,312
Deferred revenue	99,625	114,478
Accounts payable	(11,729)	(316,061)
Accrued payroll and employee benefits	(16,387)	83,916
Accrued liabilities	(142,269)	142,535
Grant reserves	329,608	179,048
Net cash provided (used) by operating activities	(482,411)	450,935
Cash flows from investing activities
Purchase of fixed assets, including internal-use software	(3,873)	—
Net cash used by investing activities	(3,873)	—
Cash flows from financing activities
Proceeds from note payable—related party	440,000	203,626
Payments on note payable—related party	(40,000)	(172,000)
Proceeds from note payable	—	—
Payments on note payable	(55,000)	(55,000)
Net cash provided (used) by financing activities	345,000	(23,374)
Net increase (decrease) in cash and cash equivalents	(141,284)	427,561
Cash and cash equivalents, beginning of year	468,424	40,863
Cash and cash equivalents, end of year	$327,140	$468,424
Supplemental disclosures:
Interest paid	$5,451	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

MILLENIX INC.
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Nature of Business

We are a full service Clinical Research Organization (CRO) with a unique focus in specialty areas of oncology, HIV, complex infectious disease, vaccines, gene therapy, immunology, biologics, metabolic and chronic diseases. We provide unparalleled professional clinical research services to the pharmaceutical, biotechnology, and medical device industries.

We provide a full spectrum of services to support a wide variety of clinical studies. We are competitively advantaged through extensive staff experience, a record of significant accomplishment and our attention to the particular and specific needs of sponsors working in the target areas.

The MILLENNIX Information Management System (MIMS) is secure 24/7 web portal providing access to group communication tools for information exchange within a clinical program. The portal is customized for each client or study allowing document and file upload and download through tiered, authenticated user groups.

Our Transitional Research Group TM (TRG) bridges therapeutic development from pre-clinical to “first-time-in-man.”  We provide services to continue development through FDA approval.

We were incorporated on September 4, 1997 under the laws of the state of New York. With the consent of shareholders, we elected to be treated as a sub chapter “S” corporation pursuant to section 1362 (a) of the internal revenue code whereby the income of the S corporation is taxed to the shareholders of the corporation rather than to the corporation itself.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We maintain an allowance for doubtful accounts for estimated losses resulting from an inability of clients to make required payments. This allowance is based on account receivables, historical collection experience, current economic trends, and changes in the customer payment terms.

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Our restricted cash equivalents consist primarily of a short-term money market deposit. Our cash accounts are with certain financial institutions. The balances in these accounts exceed the maximum U.S. federally insured amount. We have not experienced any losses in such accounts and we believe that we are not exposed to any significant credit risk on our cash and cash equivalents.

Revenue Recognition, Accounts Receivable

Revenues are derived primarily from clinical research outsourcing. Revenues are recognized on a time-and-materials or straight-line basis. Before revenues are recognized, the following four criteria must be met: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred or services rendered; (c) the fee is fixed and determinable; and (d) collectibility is reasonably assured. We determine if the fee is fixed and determinable and collectibility is reasonably assured based on our judgment regarding the nature of the fee charged for services rendered and products delivered and the collectibility of those fees. Arrangements range in length from less than one year to several years.

Revenues from time-and-materials arrangements are generally recognized based upon contracted hourly billing rates as the work progresses. Revenues from fixed fee arrangements for consulting are generally recognized on a rate per hour or percentage-of-completion basis. For each of our fixed fee contracts we maintain estimates of total revenue and cost over the contract term. For purposes of periodic financial reporting on the fixed price consulting contracts, we accumulate total actual costs incurred to date under the contract. Amounts billed in advance of the period in which service is rendered are recorded as a liability under deferred revenue. We recorded deferred revenue as of December 31, 2004 and 2003, in the amount of $214,102 and $114,478, respectively.

Revenues recognized on fixed price service contracts are subject to revisions as the contract progresses to completion. If we do not accurately estimate the resources required or the scope of the work to be performed, do not complete our projects within the planned periods of time, or do not satisfy our obligations under the contracts, then profit may be significantly and negatively affected or losses may need to be recognized. Revisions in our contract estimates are reflected in the period in which the determination is made that facts and circumstances dictate a change of estimate. Favorable changes in estimates result in additional revenues recognized, and unfavorable changes in estimates result in a reduction of recognized revenues. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes known.

On certain contracts, or elements of contracts, costs are incurred subsequent to the signing of the contract, but prior to the rendering of service and associated recognition of revenue. Where such costs are incurred and realization of those costs is either paid for upfront or guaranteed by the contract, those costs are deferred and later expensed over the period of recognition of the related revenue. At December 31, 2004 and 2003, the Company had no deferred costs.

Reimbursable Out-of-Pocket Expenses

In addition to the standard costs incurred to provide services to our customers, we pay other incidental expenses, in excess of contract amounts, which are generally reimbursable under the terms of the contract. These expenses are included in the cost of revenue and are approximately equal to the amount recorded as reimbursement revenue.

Credit Risks

Financial instruments that subject us to concentrations of credit risks consist primarily of cash and cash equivalents and billed and unbilled accounts receivable. Our clients are primarily involved in the healthcare and pharmaceutical industries. The significant majority of our accounts receivable exposure is to large, well-established firms. Concentrations of credit risk with respect to billed and unbilled accounts receivable are mitigated, to some degree, based upon the nature of our clients. Management considers the likelihood of material credit risk exposure as remote.

The healthcare and life sciences industries may be affected by economic factors, which may impact accounts receivable. At December 31, 2004, approximately 77% of the outstanding trade receivables are due from three customers who also accounted for approximately 80% of total sales. At December 31, 2003, approximately 79% of the outstanding trade receivables are due from four customers who also accounted for approximately 85% of total sales. Management does not believe that any single customer or geographic area represents significant credit risk.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments. Investments available for sale are carried at fair value.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to seven years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

Upon sale or retirement of property and equipment, the costs and related accumulated depreciation are eliminated from the accounts, and any gain or loss on such disposition is reflected in the consolidated statements of operations. Expenditures for repairs and maintenance are charged to operations as incurred.

Income Taxes

We have elected, with the consent of our stockholders, under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholders.

This election is valid for New York pursuant to Chapter 4.5 of the New York Revenue and Taxation Code; however, New York law requires a minimum franchise tax in the amount of $425 for which a provision has been provided. It is our intention to make periodic distributions to the stockholders so that their individual tax liabilities are met.

Net Income (Loss) Per Share

Net income (loss) per basic share is computed using the weighted average number of common shares outstanding. Net income (loss) per diluted share is computed using the weighted average common shares and potential common shares outstanding. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options to purchase 332 shares of common stock were outstanding as of December 31, 2004.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Statement 123R must be adopted no later than July 1, 2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. We expect to adopt Statement 123R on July 1, 2005. Statement 123R permits public companies to adopt its requirements using one of two methods:

1.      A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123R that remain unvested on the effective date.

2.      A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

We are currently evaluating the two different methods for the adoption of Statement 123 and have not determined which of the two methods we will adopt.

To date, we have not issued stock-based payments to our employees, though we anticipate the issuance of stock options during 2005. As such, we have not recognized any stock-based compensation during 2004 and 2003.

We believe that the adoption of Statement 123R’s fair value method will have a material impact on our result of operations, although it will have no impact on our overall financial position. The impact of adoption of Statement 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. Statement 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. We cannot estimate what those amounts will be as it will depend on the levels of share-based payments granted in the future.

3. ACCOUNTS RECEIVABLE

Trade accounts receivable are stated at the amount we expect to collect. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We consider the following factors when determining the collectibility of a specific account: credit-worthiness, historical payment activity and changes in customer payment terms. We provide for estimated allowances through a charge to earnings and a credit to a receivable allowance. Balances that remain outstanding after we have made reasonable collection efforts are written off through a charge to the valuation and a credit to accounts receivable. As of December 31, 2004 and 2003, accounts receivable balances contained allowances in the amount of $174,731 and $390,350, respectively.

4. FIXED ASSETS

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Computers	$32,701	$32,701
Furniture and fixtures	17,811	13,938
Software	197,428	197,428
	247,940	244,067
Less Accumulated Depreciation	(197,279)	(170,161)
	$50,661	$73,906

Depreciation expense totaled $27,118 and $53,938 during the years ended December 31, 2004 and 2003, respectively.

5. GRANT RESERVES

We record the receipt of grant funds as a liability until fully earned by investigative sites contracted to conduct clinical study programs. As of December 31, 2004 and 2003, we had grant reserves remaining in the amount of $508,657 and $179,048, respectively.

6. NOTE PAYABLE

Notes payable as of December 31, 2004, consisted of the following:

Note payable to bank, secured by all assets of the Company bearing interest at a rate of prime plus 1% per annum, with monthly principal and interest payments of $4,583, scheduled to mature in March of 2007. As of December 31, 2004 and 2003 the balance owing was $123,750 and $178,750, respectively.

The Company has recorded $5,451 in interest expense as of December 31, 2004.

7. NOTE PAYABLE—RELATED PARTY

As of December 31, 2004, officers and director of the Company has periodically loaned money to the Company for operating expenses. The loans bear interest ranging from prime plus ..75 to 2.5% and are due on demand. At December 31, 2004 and 2003, the principal balance of the loans totaled $781,812 and $381,812.

8. STOCKHOLDERS’ EQUITY

We are authorized to issue 10,000 shares of no par common stock.

On March 29, 2002, we effectuated a 5 for 1 forward split of all issued and outstanding stock. All references to stockholders’ equity retroactively reflect to forward split.

As of December 31, 2004 and 2003, 50 shares of no par common stock were issued to the founder and President for cash in the amount of $100.

9. COMMITMENTS AND CONTINGENCIES

During 2004, we entered into a new operating lease obligation totaling $32,810. Future minimum lease payments on the operating lease obligation at December 31, 2004 are as follows:

For the year ending December 31:
2005	$6,562
2006	6,562
2007	6,562
2008	6,562
Total	$26,248

The Company also leases its office facilities under operating leases that expire over the next two years. At December 31, 2004, the Company was obligated under non-cancelable operating leases with future minimum rentals as follows:

Years Ending
2005	$177,875
2006	59,292
Total	$237,167

Rent expense was $173,428 and $163,910 for the years ended December 31, 2004 and 2003, respectively.

10. PROFIT SHARING PLANS

We provide a 401(k) salary deferral plan for eligible employees. Employees may elect to reduce their compensation by an amount that will not exceed the total amount allowed by the Internal Revenue Code for all contributions to qualified plans. The plan does provide for discretionary contributions by the employer. Contributions in the amount of $17,943 and $24,164 were accrued by the Company to the plan for the years ended December 31, 2004 and 2003, respectively.

11. STOCK OPTION PLAN

On March 29, 2002, the Company adopted its “2002 Stock Option Plan” (the “Plan”) and granted incentive and nonqualified stock options with rights to purchase a maximum of 5,000 shares of the Company’s no par value common stock. We have issued options to purchase 332 shares of stock pursuant to the plan, and no options were exercised as of December 31, 2004.

Millennix Inc.
Balance Sheet

September 30,
2005
Assets
Current assets:
Cash and equivalents	$178,060
Accounts receivable, net of allowance for doubtful accounts	1,169,338
Prepaid expenses	44,926
Total current assets	1,392,324
Fixed assets, net of depreciation	16,394
$1,408,718
Liabilities and Stockholders’ (Deficit)
Current liabilities:
Accounts payable	$268,331
Accrued payroll and employee benefits	75,278
Accrued liabilities	267
Grant reserves	251,738
Deferred revenue	623,176
Notes payable—current portion	55,000
Notes payable—related party	820,821
Total current liabilities	2,094,611
Long-term note payable, less current portion	27,500
2,122,111
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, no par value, 10,000 shares authorized, 50 shares issued and outstanding	100
Retained earnings (deficit)	(713,493)
(713,393)
$1,408,718

The accompanying notes are an integral part of these financial statements.

Millennix Inc.
Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Service revenue	$784,652	$791,051	$2,612,884	$1,795,681
Reimbursement revenue	149,086	107,127	448,899	242,317
Total revenue	933,738	898,178	3,061,783	2,037,998
Cost of revenue	668,469	613,096	1,965,677	2,117,980
Gross profit	265,269	285,081	1,096,106	(79,982)
Operating Expenses:
Depreciation expense	11,423	—	34,268	—
General and administrative expenses	44,443	28,089	132,753	115,043
Professional fees	1,514	6,738	9,865	8,938
Rent	44,469	43,579	132,517	129,849
Salaries and wages	155,982	129,804	443,254	421,277
Sales and marketing expenses	6,374	3,251	32,500	21,121
Total operating expenses	264,205	211,461	785,156	696,228
Net operating income (loss)	1,064	73,621	310,950	(776,209)
Other income (expense):
Interest expense	(6,599)	(1,015)	(17,246)	(1,178)
Net income (loss)	$(5,535)	$72,606	$293,704	$(777,388)
Weighted average number of common shares outstanding—basic and fully diluted	50	50	50	50
Net income (loss) per share—basic and fully diluted	$(110.69)	$1,452.11	$5,874.08	$(15,547.76)

The accompanying notes are an integral part of these financial statements.

Millennix Inc.
Statements of Cash Flows

	For the Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities
Net income (loss)	$293,705	$(777,388)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation expense	34,268	—
Changes in assets and liabilities:
Accounts receivable	(528,757)	(276,342)
Prepaid expenses	(44,926)	—
Deferred revenue	409,074	(22,851)
Accounts payable	(44,243)	71,186
Accrued payroll and employee benefits	(9,040)	(24,702)
Accrued liabilities	—	(141,786)
Grant reserves	(256,919)	432,247
Net cash used by operating activities	(146,839)	(739,635)
Cash flows from investing activities
Purchase of fixed assets, including internal-use software	—	(36,116)
Net cash used by investing activities	—	(36,116)
Cash flows from financing activities
Proceeds from note payable—related party	40,000	440,000
Payments on note payable—related party	(992)	—
Proceeds from note payable	—	—
Payments on note payable	(41,250)	(41,250)
Net cash provided by financing activities	(2,242)	398,750
Net increase in cash and cash equivalents	(149,081)	(377,001)
Cash and cash equivalents, beginning of year	327,140	468,424
Cash and cash equivalents, end of year	$178,060	$91,423
Supplemental disclosures:
Interest paid	$5,451	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by us, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with our financial statements for the year ended December 31, 2004 and the notes thereto. We have followed the same accounting policies in the preparation of these consolidated interim reports.

Results of operations for the interim periods are not indicative of annual results.

2. ACCOUNTS RECEIVABLE

Trade accounts receivable are stated at the amount we expect to collect. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We consider the following factors when determining the collectibility of a specific account: credit-worthiness, historical payment activity and changes in customer payment terms. We provide for estimated allowances through a charge to earnings and a credit to a receivable allowance. Balances that remain outstanding after we have made reasonable collection efforts are written off through a charge to the valuation and a credit to accounts receivable. As of September 30, 2005 and 2004, accounts receivable balances contained allowances in the amount of $174,731 and $390,350, respectively.

3. FIXED ASSETS

During the nine months ended September 30, 2005 and 2004, depreciation expense totaled $34,268 and $0, respectively.

4. GRANT RESERVES

We record the receipt of grant funds as a liability until fully earned by investigative sites contracted to conduct clinical study programs. As of September 30, 2005 and 2004, we had grant reserves remaining in the amount of $251,738 and $611,296 respectively.

5. NOTE PAYABLE

Notes payable as of September 30, 2005, consisted of the following:

Note payable to bank, secured by all assets of the Company bearing interest at a rate of prime plus 1% per annum, with monthly principal and interest payments of $4,583, scheduled to mature in March of 2007. As of September 30, 2005 and 2004 the balance owing was $82,500 and $137,500, respectively.

The Company has recorded $17,246 in interest expense as of September 30, 2005.

6. NOTE PAYABLE—RELATED PARTY

As of September 30, 2005, officers and director of the Company has periodically loaned money to the Company for operating expenses. The loans bear interest ranging from prime plus ..75 to 2.5% and are due on demand. At September 30, 2005 and 2004, the principal balance of the loans totaled $820,821 and $821,812.

7. STOCKHOLDERS EQUITY

The Company is authorized to issue 10,000 shares of no par common stock.

On March 29, 2002, the Company effectuated a 5 for 1 forward split of all issued and outstanding stock. All reference to stockholders equity retroactively reflect the forward split.

As of December 31, 2004 and 2003, 50 shares of no par common stock were issued to the founder and President for cash in the amount of $100.

There have been no other issuances as of September 30, 2005.

8. SUBSEQUENT EVENTS

On November 9, 2005, the Company entered into an “Asset Purchase Agreement” with IT&E International Group, (“IT&E”), whereby the Company has agreed to transfer its assets and certain liabilities in exchange for $1,100,000 in cash and 10,416,667 shares of IT&E’s common stock. Pursuant to the Agreement, an additional $1,400,000 will be paid contingent upon the achievement of specific revenue milestones during the years ending December 31, 2006 and 2007.

IT&E Internaotional Group
Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 9, 2005 and December 22, 2005, IT&E International Group (the “Company”, “we” or “our”) entered into a series of transactions related to a private placement of the registrant’s senior secured convertible promissory notes, the acquisition of assets from Millennix Inc., and the amendment of agreements with Laurus Master Fund, Ltd, including the payoff of the outstanding balance of a $5,000,000 Secured Convertible Term Note, dated October 18, 2004. Summaries of these transactions are as follows:

The Private Placement

On November 9, 2005, in connection with the private placement of our senior secured convertible promissory notes to certain investors (“Private Placement”), we entered into a Securities Purchase Agreement that obligated the Company to issue senior secured convertible promissory notes (“Senior Notes”) in the aggregate principal amount of up to $11,500,000 and warrants to purchase an additional 82,142,832 shares of common stock of the registrant.

At the initial closing, we issued Senior Notes in the aggregate principal amount of $7,000,000 and warrants to purchase an additional 49,999,985 shares of our common stock at an exercise price of $0.10 per share. Of this amount, $5,800,000 was issued to ComVest Investment Partners II LLC (“ComVest”).

On December 22, 2005, in connection with the second closing of the Private Placement, we issued Senior Notes in the aggregate principal amount of $4,500,000 to ComVest along with a warrant to purchase up to an additional 32,142,847 shares of our common stock at an exercise price of $0.10 per share.

The Senior Notes shall automatically convert into shares of the Company’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) equal to the total outstanding principal amount under all issued and outstanding Senior Notes divided by $1,000 upon the due authorization of such Series D Preferred Stock and the filing of a Certificate of Designations setting forth the rights, preferences and privileges of such Series D Preferred Stock with the relevant Secretary of State. Each share of Series D Preferred Stock shall initially be convertible at the option of the holder into 14,285.71 shares of the Company’s common stock. The Company has recorded this transaction as equity since the number of shares to be issued is fixed and determinable, and the conversion of the Senior Notes is an event certain to occur since our Board of Directors and shareholders have previously approved the creation of the Series D Preferred Stock for this purpose and the conversion of the Senior Note into equity is subject only to the filing of a definitive Schedule 14C Information Statement related to the actions taken in connection with the Private Placement and the expiration of the applicable waiting period prescribed by Rule 14c-2 of the Securities Exchange Act of 1934, as amended. In addition, in accordance with Emerging Issues Task Force No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, since the Senior Notes are convertible into equity at beneficial conversion rates, an embedded beneficial conversion feature has been computed at approximately $8.1 million and is being treated as a dividend to the preferred shareholders and will result in a reduction of the earnings (loss) available to common shareholders for earnings per share purposes.

In addition, pursuant to the Securities Purchase Agreement, we have given ComVest the right to purchase an additional Senior Note in the principal amount of up to $5,000,000 and warrants to purchase up to an additional 35,714,256 shares of common stock for a period of six (6) months after November 9, 2005.

The Millennix Acquisition

On November 9, 2005, we also entered into an Asset Purchase Agreement pursuant to which we purchased substantially all of the assets of Millennix Inc. (“Millennix”). Millennix is a contract research organization located in the State of New York. The purchase price paid for such assets was $1,100,000 in cash, 10,416,667 shares of the registrant’s common stock (the “Acquisition Shares”) and a possible additional $1,400,000 in cash, contingent on the achievement of certain earnout milestones. Further, in connection with the acquisition of the Millennix assets, the registrant also assumed certain liabilities of Millennix, including, without limitation, the amounts outstanding under certain promissory notes in the aggregate principal amount of approximately $850,000. Additionally, we also issued fully vested stock options to certain Millennix employees. A portion of the proceeds from the Private Placement was used to fund the cash portion of the consideration paid for the Millennix assets.

Pursuant to the Asset Purchase Agreement, Dr. Gene Resnick, the sole shareholder of Millennix, is obligated to indemnify the Company for breaches of the representations and warranties of Millennix contained in the Asset Purchase Agreement for a period of twenty-four (24) months after the closing of the acquisition of Millennix up to a maximum aggregate amount of $275,000. The Company entered into an Indemnity Escrow Agreement with Dr. Resnick and Union Bank of California, pursuant to which we deposited $110,000 of the cash portion of the purchase price for the Millennix assets with Union Bank of California as partial security for the indemnification obligations of Millennix and Dr. Resnick. Any funds remaining in the escrow account twelve (12) months after the closing of the acquisition of Millennix will be released to Millennix (subject to the existence of any outstanding and unresolved claims).

The Laurus Amendment

The Company had previously entered into the following agreements with Laurus Master Fund, Ltd. (“Laurus”):  (i) a Secured Convertible Term Note, dated October 18, 2004 (the “Laurus Note”); (ii) a Common Stock Purchase Warrant, dated October 18, 2004 (the “Laurus Warrant”); (iii) a Registration Rights Agreement, dated October 18, 2004 (“Registration Rights Agreement”); and (iv) the Securities Purchase Agreement, dated October 18, 2004, as amended (the “Securities Purchase Agreement” and together with the Laurus Note, the Laurus Warrant and the Registration Rights Agreement and the additional agreements referenced therein, the “Loan Documents”).

On November 9, 2005, we entered into an amendment to the Loan Documents (the “Amendment”). Pursuant to the Amendment, we pre-paid the entire amount outstanding under the Laurus Note, including all outstanding principal and accrued interest, together with a pre-payment penalty of $650,000. In addition, we amended the Laurus Warrant to reduce the exercise price of such Laurus Warrant to $0.22 per share. This repricing of the warrants resulted in an additional cost of pre-paying the loan of approximately, $38,000.

The following presents our unaudited pro forma financial information for the year ended December 31, 2004 and for the nine months ended September 30, 2005. The pro forma statements of operations are presented as if these transactions occurred as of January 1, 2004. The unaudited pro forma balance sheet has been prepared as if the transactions occurred as of September 30, 2005. The pro forma adjustments are based upon information available and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the transactions occurred on the dates presented, nor are they indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

IT&E INTERNATIONAL GROUP
Unaudited Consolidated Combined Pro Forma Balance Sheet
September 30, 2005

	IT&E International Group September 30, 2005	Millennix Inc. September 30, 2005	Notes	Pro Forma Adjustments	Pro Forma Combined
	(unaudited)	(unaudited)
Assets
Current assets:
Cash	$2,177,026	$178,060	1)	4,661,638	$7,016,724
Accounts receivable, net of allowance for doubtful accounts	2,418,511	1,169,338			3,587,849
Unbilled revenue	79,312	—			79,312
Prepaid and other current assets	228,614	44,926	2)	(74,264)	199,276
Total current assets	4,903,463	1,392,324		4,587,374	10,883,161
Fixed assets, net	265,956	16,394			282,350
Loan fees, net	590,299	—	3)	(590,299)	—
Deposits	11,679	—			11,679
Intangibles	—	—	4)	1,031,000	1,031,000
Goodwill	—	—	4)	3,147,102	3,147,102
	$5,771,397	$1,408,718		$8,175,177	$15,355,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$394,662	$268,331			$662,993
Accrued payroll and employee benefits	489,029	75,278			564,307
Current portion of capital lease obligations	3,441	—			3,441
Notes payable to related parties	—	820,821			820,821
Current portion of note payable	2,123,077	55,000	5)	(2,178,077)	—
Accrued interest on note payable	41,285	—	5)	(41,285)	—
Deferred revenue	—	874,914			874,914
Deferred rent	24,927	—			24,927
Other accrued liabilities	114,897	267			115,164
Total current liabilities	3,191,318	2,094,611		(2,219,362)	3,066,567
Long-term capital lease obligations, less current portion	13,388	—			13,388
Long-term note payable, less current portion	2,300,000	27,500	5)	(2,327,500)	—
	5,504,706	2,122,111		(4,546,862)	3,079,955
Stockholders’ equity	266,691	(713,393)	6)	12,722,039	12,275,337
	$5,771,397	$1,408,718		$8,175,177	$15,355,292

See accompanying notes to the unaudited consolidated combined pro forma financial statements

IT&E INTERNATIONAL GROUP
Unaudited Consolidated Combined Pro Forma Statements of Operations
For the year ended December 31, 2004

	IT&E International Group	Millennix Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
	(restated)
Service revenue	$13,437,388	$2,598,543			$16,035,931
Reimbursement revenue	405,749	413,580			819,329
Total revenue	13,843,137	3,012,123			16,855,260
Cost of revenue	9,497,806	2,893,033			12,390,839
Reimburseable out-of-pocket expenses	405,749	—			405,749
Total cost of sales	9,903,555	2,893,033			12,796,588
Gross profit	3,939,582	119,090			4,058,672
Operating Expenses:
General and administrative expenses	2,815,865	790,174			3,606,039
Sales and marketing expenses	982,077	27,244			1,009,321
Depreciation expense	21,588	27,118			48,706
Amortization of intangibles	—	—	1)	285,393	285,393
Officer compensation	457,981	162,488	2)	77,500	697,969
Total operating expenses	4,277,511	1,007,024			5,647,428
Net operating loss	(337,929)	(887,934)			(1,588,756)
Other income (expense):
Interest expense	(102,131)	(5,451)	3)	38,455	(69,127)
Loan fee amortization	(60,235)	—	3)	60,235	—
Fees on long-term debt	—	—	4)	(687,922)	(687,922)
Write off of loan fees	—	—	5)	(867,379)	(867,379)
Other	32,831	5,000			37,831
Total other income (expense)	(129,535)	(451)			(1,586,597)
Loss before provision for income taxes	(467,464)	(888,385)			(3,175,353)
Provision for income taxes	—	—			—
Net loss	(467,464)	(888,385)			(3,175,353)
Beneficial Conversion Feature	—	—			(8,106,350)
Net loss applicable to common stockholders	$(467,464)	$(888,385)			$(11,281,703)
Weighted average number of common shares outstanding—basic and fully diluted	19,000,000		6)	10,779,167	29,779,167
Net income (loss) per share—basic and fully diluted	$(0.02)				$(0.38)

See accompanying notes to the unaudited consolidated combined pro forma financial statements

IT&E INTERNATIONAL GROUP
Unaudited Consolidated Combined Pro Forma Statements of Operations
For the nine months ended September 30, 2005

	IT&E International Group	Millennix Inc.	Notes	Pro Forma Adjustments	Pro Forma Combined
Service revenue	$13,036,358	$2,612,884			$15,649,242
Reimbursement revenue	379,833	448,899			828,732
Total revenue	13,416,191	3,061,783			16,477,974
Cost of revenue	8,907,476	1,965,677			10,873,153
Reimburseable out-of-pocket expenses	379,833	—			379,833
Total cost of sales	9,287,309	1,965,677			11,252,986
Gross profit	4,128,882	1,096,106			5,224,988
Operating Expenses:
General and administrative expenses	2,405,345	588,388			2,993,733
Sales and marketing expenses	988,273	32,500			1,020,773
Depreciation expense	66,491	34,268			100,759
Amortization of intangibles	—	—	1)	140,545	140,545
Officer compensation	778,582	130,000	2)	50,000	958,582
Total operating expenses	4,238,691	785,156			5,214,392
Net operating income (loss)	(109,809)	310,950			10,596
Other income (expense):
Interest income	58,331	—			58,331
Interest expense	(375,960)	(17,246)	3)	391,406	(1,800)
Loan fee amortization	(216,845)	—	4)	216,845	—
Fees on long-term debt	(214,039)	—	4)	214,039	—
Non-cash financing costs	(62,500)	—			(62,500)
Total other income (expense)	(811,013)	(17,246)			(5,969)
Income (loss) before provision for income taxes	(920,822)	293,704			4,627
Provision for income taxes	—	—			—
Net income (loss)	$(920,822)	$293,704			$4,627
Weighted average number of common shares outstanding—basic and fully diluted	20,412,124		5)	10,779,167	31,191,291
Net income (loss) per share—basic and fully diluted	$(0.05)				$0.00

See accompanying notes to the unaudited consolidated combined pro forma financial statements

IT&E International Group
Notes to Unaudited Consolidated Combined Pro Forma Financial Statements

Balance Sheets at September 30, 2005

1)               Reflects net cash received related to ComVest Private Placement ($11,012,500), partially offset by cash used to pay outstanding balances (principal, accrued interest and loan prepayment penalty) payable to Laurus ($5,114,362) and Bank of New York ($82,500) and cash used to acquire assets of Millennix Inc. ($1,100,000) and its related transaction costs ($54,000).

2)               Includes write off of the capitalized transaction costs related to the purchase of Millennix Inc. ($64,459) and the ComVest Private Placement ($9,805).

3)               Reflects the write off of the unamortized portion of the loan fees related to the note payable to Laurus.

4)               Reflects the Intangible Assets ($1,031,000) and Goodwill ($3,147,102) acquired through the Millennix acquisition.

5)               Reflects the repayment of principal amount and accrued interest related to notes payable to Laurus ($4,464,362) and Bank of New York ($82,500).

6)               Includes: a) convertible notes payable net of related transaction costs for the ComVest Private Placement ($11,002,695); b) Costs associated with the pay off of the Laurus note payable ($1,240,299); c) common stock issued related to the acquisition of Millennix Inc. ($2,246,250); and d) elimination of the net equity of Millennix Inc. ($713,393).

Statements of Operations for the year ended December 31, 2004

1)               Reflects amortization of Intangibles.

2)               Reflects adjustment to officers’ compensation in conjunction of the Millennix acquisition.

3)               Reflects the reversal of interest expense and amortization of loan fees related to the Laurus note payable as if the repayment occurred on January 1, 2004.

4)               Reflects the prepayment penalties ($650,000) and non-cash costs related to the repricing of warrants ($37,922) related to the Laurus note payable.

5)               Reflects total loan fees related to Laurus note payable including the implied cost of warrants.

6)               Reflects the net shares issued in connection with the Millennix transaction.

Statements of Operations for the nine months ended September 30, 2005

1)               Reflects amortization of Intangibles.

2)               Reflects adjustment to officers’ compensation in conjunction to the Millennix acquisition.

3)               Reflects the reversal of interest expense related to notes payable to Laurus ($374,160) and Bank of New York ($17,246) as if the repayments occurred on January 1, 2004.

4)               Reflects the reversal of amortization of loan fees and fee on long-term debt related to the Laurus note payable.

5)               Reflects the net shares issued in connection with the Millennix transaction.

Appendix G

IT&E INTERNATIONAL GROUP

2005 EQUITY INCENTIVE PLAN

1.   PURPOSES.   The primary purpose of this IT&E International Group 2005 Equity Incentive Plan (the “Plan”) is to provide a means by which the Company can retain and maximize the services of its current Employees, Directors and Consultants, and secure, retain and maximize the services of new Employees, Directors and Consultants, by providing Stock Awards, including Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and stock bonuses, to such persons on the terms and conditions set forth in the Plan. In addition, the Plan is intended to generate proceeds from the sale of Common Stock pursuant to Stock Awards that shall be used as general funds of the Company

2.   DEFINED TERMS.   Capitalized terms in this Plan shall have the meanings set forth in Appendix A attached hereto, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.   ADMINISTRATION.

3.1   Authority of Board.   Unless and until the Board decides to delegate administration of the Plan to a Committee as set forth in Section 3.2 below, the Board shall have full authority to administer the Plan, subject only to the express provisions and limitations set forth in the Plan and any applicable laws.  Without limiting the generality of the foregoing, the Board shall be fully empowered to: (i) determine, from time to time, the recipients of Stock Awards and the terms upon which Stock Awards shall be granted to such recipients; (ii) construe and interpret, and correct any defects, omissions or inconsistencies in, the Plan and any Stock Awards; (iii) terminate, suspend or amend the Plan or any Stock Award as provided in Section 11; and (iv) exercise such powers and perform such acts consistent with the provisions of the Plan as the Board deems necessary or expedient to promote the best interests of the Company and its stockholders. The determinations of the Board with respect to the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on the Company and all other Persons.

3.2   Delegation to Committee.   In accordance with the Board’s authority under the Delaware General Corporation Law and the Company’s Bylaws, the Board may delegate administration of the Plan to a Committee, which Committee shall, upon such delegation, be empowered to exercise the full authority of the Board with respect to the Plan.

4.   COMMON STOCK SUBJECT TO THE PLAN.

4.1   Reserve Pool.   Subject to the provisions of Section 10 relating to Capitalization Adjustments, an aggregate of 25,000,000 shares of Common Stock (the “Reserve Pool”) may be issued pursuant to Stock Awards. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall automatically revert to the Reserve Pool and again become available for issuance under the Plan. During the term of the Plan, the Company shall keep available in the Reserve Pool at all times a number of shares of Common Stock sufficient to satisfy all outstanding Stock Awards.

4.2   Limitation on Number of Shares.   To the extent required by CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of CCR Title 10, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.   ELIGIBILITY.

5.1   Employees.   Employees shall be eligible to receive each of the types of Stock Awards provided for in the Plan.

5.2   Directors.   Directors shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.3   Consultants.   To the extent permitted by applicable law, consultants shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.4   Ten Percent Stockholders.   In addition to any other applicable restrictions set forth in this Section 5, a Ten Percent Stockholder shall not be granted: (i) an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant; (ii) a Nonstatutory Stock Option unless the exercise price of such Nonstatutory Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, except as otherwise permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option; (iii) a Restricted Stock Award unless the purchase price of the Common Stock issuable upon exercise of such Restricted Stock Award is at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, except as otherwise permitted by CCR Title 10 at the time of the grant of the Restricted Stock Award.

5.5   Proprietary Information and Inventions Agreement.

(a)   Prior to being granted any Award under the Plan, each Employee shall have executed and delivered to the Company a copy of the Company’s standard proprietary information and inventions agreement or such other agreement containing similar obligations of confidentiality as may be approved by the Board at the time the Award is granted (any such agreement being referred to herein as a “Proprietary Information and Inventions Agreement”). In the event that any Award is inadvertently granted to an Employee who has not, as of the date of such grant, entered into a Proprietary Information and Inventions Agreement with the Company, such Award shall be deemed null and void ab initio.

(b)   In the event that any Employee breaches any provision of the Proprietary Information and Inventions Agreement between such Employee and the Company, such Employee shall no longer be eligible to receive Awards pursuant to this Plan. Moreover, such Employee shall be deemed, as of the date of such Employee’s breach of such Proprietary Information and Inventions Agreement, to have forfeited all outstanding Awards previously granted to and then held by such Employee, regardless of whether such Awards are then vested or exercisable.

6.   PROVISIONS APPLICABLE TO ALL STOCK AWARDS.

6.1   No Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to any Stock Award held by such Participant unless and until such Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

6.2   No Employment or Other Service Rights.   Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity. Likewise, nothing in the Plan or any Stock Award shall affect the right of the Company or any applicable Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the bylaws of the Company or any applicable Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

6.3   Investment Assurances.   At any time that the issuance of the shares of Common Stock issuable upon the exercise of a Stock Award has not been registered under an effective registration statement under the Securities Act, the Company may: (i) require a Participant, as a condition of acquiring Common Stock under such Stock Award, to give written assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and capability to evaluate the merits and risks of acquiring such Common Stock under such Stock Award and (b) stating that the Participant is acquiring such Common Stock under the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing such Common Stock; and (ii) place legends, including, without limitation, legends restricting the transfer of such Common Stock, on any and all stock certificates representing such Common Stock in order to comply with applicable securities laws.

6.4   Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).

6.5   Vesting.   The Board or Committee may provide that the total number of shares of Common Stock subject to a Stock Award shall vest in installments over any given period of time. Criteria for determining the vesting of shares of Common Stock subject to a Stock Award may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board or Committee.

6.6   Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

6.7   Terms of Repurchase Options.   The terms of any repurchase option in favor of the Company with respect to shares of Common Stock issuable pursuant to a Stock Award shall be specified in the applicable Stock Award Agreement. The price per share of Common Stock at which such repurchase option may be exercised may be either: (i) the Fair Market Value of the shares of Common Stock on the date of the termination of the applicable Participant’s Continuous Service; or (ii) the lower of (a) the Fair Market Value of the shares of Common Stock on the date of repurchase and (b) the original purchase price per share of Common Stock paid by the applicable Participant; provided, however, that terms of any repurchase option shall comply at all times with the provisions of CCR Title 10 relating to “presumptively reasonable” repurchase prices.

6.8   Information Obligation.   To the extent required by CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company assure them access to equivalent information.

7.   OPTIONS.

7.1 Stock Award Agreements for Options.   Each Stock Award Agreement for an Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.

The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Options need not be identical; provided, however, that each Stock Award Agreement for an Option shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 7.

7.2   Designation.   All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.

7.3   Term.   Subject to the provisions of Section 5.4 above, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

7.4   Minimum Vesting.   Notwithstanding Section 6.5 above, to the extent required by CCR Title 10: (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board or Committee, subject to reasonable conditions such as Continuous Service.

7.5   Consideration.

(a)   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt by the Company of cash (or a check) in the amount of, or the receipt by the Company of a copy of irrevocable instructions previously delivered by the purchaser to the purchaser’s broker instructing such broker to pay to the Company an amount equal to, the aggregate exercise price for the number of shares of Common Stock being issued to the purchaser in connection with the exercise of the Option from the proceeds of the simultaneous sale of the Common Stock.

(b)   Notwithstanding Section 7.5(a) above: (i) unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); and (ii) in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (a) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (b) the treatment of the Option as a variable award for financial accounting purposes.

7.6   Early Exercise.   An Option may include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of such shares of Common Stock. Subject to Section 6.7 above, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.7   Termination of Continuous Service.

(a)   Termination Other Than for Cause or As a Result of Death or Disability. In the event that a Participant’s Continuous Service terminates other than for Cause or as a result of the Participant’s Disability or death, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) at any time within the period (the “Post-Termination Exercise Period”) ending on the earlier of: (i) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement; or (ii) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period shall not be less than thirty (30) days). If, after the termination of such Participant’s Continuous Service, such Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(b)   Termination for Cause. In the event a Participant’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option as of the time of such termination.

(c)    Termination As a Result of Disability. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(d)   Termination As a Result of Death. In the event that a Participant’s Continuous Service terminates as a result of the Participant’s death or a Participant dies within any applicable Post-Termination Exercise Period, then such Participant’s Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the option upon the Participant’s death pursuant to Section 7.8(b) or 7.9(b) below, at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

7.8   Special Provisions for Incentive Stock Options.

(a)   Exercise Price. Subject to the provisions of Section 5.4 above, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)   Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Incentive Stock Option.

(c)    $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Incentive Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Stock Award Agreement(s).

7.9   Special Provisions for Nonstatutory Stock Options.

(a)   Exercise Price. Subject to the provisions of Section 5.4 above, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Nonstatutory Stock Option on the date the Nonstatutory Stock Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nonstatutory Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)   Transferability. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement and as permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option, and shall be exercisable during the lifetime of the Participant only by the Participant. If a Nonstatutory Stock Option does not provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Nonstatutory Stock Option.

8.   STOCK BONUSES.

8.1   Stock Award Agreements for Stock Bonuses.   Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical; provided, however, that each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 8.

8.2   Consideration.   A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

8.3   Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

8.4   Transferability.   Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

9.   RESTRICTED STOCK AWARDS.

9.1   Stock Award Agreements for Restricted Stock Awards.   Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical; provided, however, that each Stock Award Agreement for a Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 9.

9.2   Purchase Price.   At the time of grant of a Restricted Stock Award, the Board or Committee will determine the price to be paid by the Participant for each share of Common Stock subject to such Restricted Stock Award. Subject to the provisions of Section 5.4 above, the purchase price of Restricted Stock Awards shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date such Restricted Stock Award is made or at the time the purchase is consummated. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

9.3   Consideration.   At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

9.4   Termination of Participant’s Continuous Service.   Subject to Section 6.7, in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for such Participant’s Restricted Stock Award.

9.5   Transferability.   Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

10.   ADJUSTMENTS UPON CHANGES IN STOCK.

10.1   Capitalization Adjustments.   If any change is made in, or other event occurs with respect to, the Common Stock of the Company without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class and maximum number of securities subject to the Plan pursuant to Section 4.1, and the outstanding Stock Awards will be appropriately adjusted in the class and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company and shall not give rise to a Capitalization Adjustment pursuant to this Section 10.1. The Board or Committee shall make such adjustments, which shall be final, binding and conclusive.

10.2   Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any repurchase option in favor of the Company may be repurchased by the Company, notwithstanding the fact whether or not the applicable Participant’s Continuous Service has terminated.

10.3   Corporate Transaction.

(a)   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company or to the acquiring corporation (or such successor’s or acquiring corporation’s parent company), if any, in connection with such Corporate Transaction. In the event any surviving corporation or acquiring corporation elects to assume or continue any or all Stock Awards outstanding under the Plan, such Stock Awards shall remain in effect in accordance with the terms of this Plan and the applicable Stock Award Agreements, but shall thereafter represent the right to receive (upon exercise thereof in accordance with the terms of such Stock Awards, if applicable) for each share of Common Stock underlying each such Stock Award such cash, securities or other property that would have been received by the applicable Participant had such Participant exercised such Stock Award immediately prior to the effective time of the Corporate Transaction.

(b)   In the event that, in connection with a Corporate Transaction, any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of such Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

10.4   Change in Control.   A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such Change in Control as may be provided in the Stock Award Agreement for such Stock Award; provided, however, that in the absence of any such provision in the Stock Award Agreement for such Stock Award, no such acceleration shall occur.

11.   TERMINATION, SUSPENSION AND AMENDMENT.

11.1   Termination or Suspension of the Plan.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.2   Amendment of the Plan and Stock Awards.   Subject to Section 11.3 below, the Board may, from time to time, amend the Plan or any Stock Award in any manner it deems appropriate or necessary. Notwithstanding the foregoing, except as expressly provided elsewhere in the Plan, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

11.3   No Impairment.   No termination or suspension of the Plan or amendment of the Plan or any Stock Award shall impair rights of a Participant with respect to any outstanding Stock Award unless the Company receives the written consent of such Participant.

12.   MISCELLANEOUS.

12.1   Compliance with Laws.

(a)   This Plan and the obligations of the Company with respect to any Stock Awards granted hereunder shall be subject to all applicable federal and state securities laws. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory commission or agency the authority that legal counsel for the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to such Stock Awards, then the Company shall be relieved from any liability for failure to issue and sell Common Stock in connection with such Stock Awards unless and until such authority is obtained.

(b)   To facilitate the grant of any Stock Award, the Committee may impose special terms for Stock Awards granted to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States as the Board or Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs.

12.2   Severability.   If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.3   Governing Law.   The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

APPENDIX A

DEFINITIONS

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a particular Participant, the occurrence of any of the following:  (i) such Participant’s conviction of any felony or any crime involving fraud; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant’s violation of state or federal law in connection with such Participant’s performance of such Participant’s job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant’s violation of any material Company policy; provided, however, that the final determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

“CCR Title 10” means Title 10 of the California Code of Regulations, as amended from time to time.

“Change in Control” means any Corporate Transaction or the occurrence, in any single transaction or in any series of related transactions not approved by the Board, of any Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; provided, however, that notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” means IT&E International Group, a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service. The Board, Committee or any authorized Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either: (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction; or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(b)   the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(c)    there is consummated a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity more than fifty percent (50%) of the combined voting power of the voting securities of which Entity is Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale.

The term “Corporate Transaction” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Director” means a member of the Board.

“Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

“Employee” means any person employed by the Company or an Affiliate; provided, however, that service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute “employment” by the Company or such Affiliate.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in good faith and in a manner consistent with CCR Title 10.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

“Officer”   means any person designated by the Company as an officer.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

A Person shall be deemed to “Own”, to have “Owned”, to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Person” means any natural person or Entity.

“Plan” means this IT&E International Group 2005 Equity Incentive Plan.

“Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award or a stock bonus.

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

Appendix H

IT&E INTERNATIONAL GROUP

AUDIT COMMITTEE CHARTER

A.   Authority.

The Board of Directors (the “Board”) of IT&E International Group, a Nevada corporation (the “Company”) has established the Audit Committee (the “Committee”) with oversight responsibilities as described in this Charter or as additionally requested by the Board.

The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Additionally, the Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities with concurrence of the Board.

B.   Purpose.

The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports, and legal compliance and business ethics, including, without limitation, assisting the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditor; (v) conflicts of interest of the Company’s directors and executive officers and the disclosure of any waivers of such conflicts; and (vi) the Compliance and ethics programs established from time to time by management and the Board.

The Committee, in fulfilling this function, will focus on meeting the following goals: (i) facilitating and maintaining open communication among the Board, the Committee, senior management, the independent external auditor, and the internal audit staff; (ii) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (iii) reviewing and appraising the efforts of the external independent auditor; and (iv) providing direction to and oversight of the internal audit committee and its staff.

C.   Membership.

The members of the Committee shall be appointed annually by the Board. The Committee will consist of two (2) or more directors, each with no management responsibilities or business relationships with the Company or its affiliates as more thoroughly discussed below. Unless a chair is elected by the Board, the members of the Committee may designate a chair (the “Chair”) by majority vote of the Committee membership.

All Committee members will be free from any financial, family or other material personal relationship that, in the opinion of the Board or the other Committee members, would interfere with the exercise of his or her independence from the Company and the Company’s management. In evaluating the Committee members’ independence, the individuals must not have been, for at least the past three (3) years, employees of the Company or its external auditor, employees of a company with compensation committee interlocks with the Company or immediate family members of such employees. Additionally, no member of the Committee may receive any consulting or other fees (other than fees for serving on the Board or a committee of the Board) from the Company or serve as a member of the audit committee of more than two (2) other public companies.

All members of the Committee must be “financially literate,” as determined by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. The Board, in its business judgment, shall make determinations of financial literacy on a case-by-case basis. In addition, at least one (1) member of the Committee must be a “financial expert,” as such term is defined in the rules and regulations of the SEC, and shall have had accounting or related financial management expertise as interpreted in the business judgment of the Board.

D.   Term of Office.

The members of the Committee shall be appointed by the Board annually, or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

E.   Meetings.

The Committee will meet at least four (4) times annually, or more frequently as circumstances dictate. If necessary, meetings may be conducted telephonically. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

As part of its job to foster open communication, the Committee shall meet at least annually with management, the Company’s Internal Auditor (the “Internal Auditor”) and the independent auditor (the “Independent Auditor”) in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, either the Committee or its Chair shall meet with the Independent Auditor and management quarterly to review the Company’s financials consistent with Section F below.

F.   Responsibilities of the Audit Committee.

In furtherance of its purpose, the Committee shall, at a minimum, take the actions enumerated below and shall have the authority provided for in this Section F and elsewhere in this Charter.

Independent Auditor

1.                The Committee, subject to any action that may be taken by the Board, will have ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the Independent Auditor.

2.                The Committee will: (i) review the annual written report from the Independent Auditor discussing all relationships between the Independent Auditor and the Company in accordance with Independence Standards Board Standards No. 1 (“ISB 1”) as in effect at that time; (ii) establish a written pre-approval policy and monitor and pre-approve all fees paid to the Independent Auditor for audit as well as non-audit services; (iii) discuss with the Independent Auditor any such disclosed relationships and their impact on the Independent Auditor’s objectivity or independence; and (iv) take appropriate action in response to the Independent Auditor’s report to satisfy itself of the auditor’s independence.

3.                The Committee will review the annual audit plan of the Independent Auditor and its scope and obtain and review a report by the independent auditor describing any material issues raised by any inquiry or investigation by governmental or professional authorities regarding an audit by the Independent Auditor.

4.                The Committee shall serve as the Board’s primary avenue of communication with the Independent Auditor.

5.                The Committee shall ensure understanding by the Independent Auditor and management that the Independent Auditor reports to and is ultimately accountable to the Committee. The

Committee shall resolve disagreements between management and the Independent Auditor regarding financial reporting.

6.                The Committee shall provide the opportunity for the Independent Auditor to meet with the Board as deemed necessary and appropriate by the Committee.

7.                The Committee shall be responsible for the establishment of policies for the Company’s hiring of employees or former employees of the Independent Auditor and procedures to receive, retain and address complaints regarding accounting, internal accounting controls and auditing matters, including procedures for employees’ anonymous submissions of concerns.

Internal Auditors

8.                The Committee shall serve as the Board’s primary avenue of communication with the Internal Auditor.

9.                The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Internal Auditor.

10.         The Committee shall confirm and assure the independence of the Internal Auditor.

11.         The Committee shall review the annual internal audit plan of the Internal Auditor and its scope, and the degree of coordination of this plan with the Independent Auditor.

12.         The Committee shall review periodically the internal audit activities, staffing and budget.

Financial Statements

13.         The Committee shall inquire of the Independent Auditor and management as to the acceptability and appropriateness of financial accounting practices and disclosures used or proposed by the Company.

14.         The Committee shall review and discuss with management and the Independent Auditor prior to releasing the year-end earnings and at the completion of the annual audit examination:

•         the Company’s financial statements and related financial disclosures, including the “Management Discussion and Analysis of Financial Condition and Results of Operations;”

•         the Independent Auditor’s audit of the financial statements and its report;

•         any significant changes in the audit plan;

•         any disputes or difficulties with management encountered during the course of the audit; and

•         any other matters required to be disclosed.

15.         The Committee will review and discuss with management and the Independent Auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-SB and review and consider with the Independent Auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS 61”) as in effect at the time.

16.         Prior to the Company releasing its quarterly earnings, either the Committee or the Chair will review and discuss with management and the Independent Auditor the Company’s quarterly financial statements to be included in the Company’s Quarterly Reports on From 10-SB and review with the Independent Auditor the matters required to be discussed by SAS 61 in effect at the time.

Internal Control Environment

17.         The Committee shall, at least annually, consider and review with the Independent Auditor, the Internal Auditor and other members of management:

•         the adequacy of the Company’s internal controls; and

•         any significant findings and recommendations of the Independent Auditor or the Internal Auditor, together with management’s proposed responsive actions.

18.         The Committee shall annually review its own performance.

Reporting Procedures

19.         The Committee shall report its activities to the Board on a regular basis and make recommendations to the Board with respect to matters within the purview of the Committee, as necessary or appropriate.

20.         The Committee will prepare a report each year for inclusion in the Company’s annual proxy statement stating whether (i) the Committee’s reviewed and discussed audited financial statements with management, (ii) the Committee discussed with the Independent Auditor the matters required to be discussed by SAS 61, (iii) the Committee received the written disclosures from the auditor required by ISB 1, and (iv) the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-SB.

21.         The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Access and Communication

22.         The Committee shall meet separately and privately with the Independent Auditor, the Internal Auditor and with the Company’s Chief Financial Officer and accounting officers to ascertain if any restrictions have been placed on the scope of their activities, and to discuss any other matters the Committee or each of these groups believe should be discussed privately with the Committee.

23.         The Committee shall have free and open lines of communication with the Independent Auditor and the Internal Auditor, as well as prompt and unrestricted access to management and all relevant information.

24.         Financial management will advise the Committee on a timely basis if and when it seeks a second opinion on significant accounting issues or has a disagreement with the Independent Auditor which would require public reporting in the event of an auditor change.

Advisors

25.         The Committee shall have authority to engage outside legal, accounting and other advisors with Board approval.

Earnings and Releases

26.         The Committee shall review the Company’s earnings press releases and financial information and earnings guidance provided by the Company to stockholders, analysts and rating agencies.

Risk Assessment and Management

27.         The Committee shall review and discuss with management and the Independent Auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management.

Ethical and Legal Compliance

28.         The Committee shall review, monitor and, as needed, update periodically the Company’s Code of Business Conduct and Ethics.

29.         The Committee shall ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

30.         The Committee shall review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

31.         The Committee shall review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor.

G.   Delegation to Subcommittees.

The Committee shall have the authority to delegate any of its responsibilities to a subcommittee of the Committee.

H.   Studies and Investigations.

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the authority to retain independent counsel, compensation consultants, accountants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

I.   Annual Performance Evaluation.

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or appropriate. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

EXHIBIT A
AUDIT COMMITTEE EXPECTATIONS

TO BE CLARIFIED ANNUALLY

1.                 The Independent Auditor understands its client is the Board, as the stockholders representative.

2.                 Financial management and the Independent Auditor will perform a timely analysis of significant financial reporting issues and practices.

3.                 Financial management and the Independent Auditor will discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

4.                 The Committee will discuss with the Independent Auditor all significant relationships the auditor has with the Company to determine the auditor’s independence. The Committee will evaluate the external auditor’s qualifications, performance and independence. To assist in this function the Committee will obtain from the Independent Auditor an annual report describing the at least the following:

a.                 the Independent Auditor’s internal quality control procedures;

b.                any material issues raised by the most recent internal quality-control review, or peer review of the Internal Auditor or any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to an audit, and the steps taken to deal with any such issues; and

c.                 all relationships between the Independent Auditor and the Company.

5.                 The independent auditor will, in collaboration with the Company’s Internal Auditor, develop a plan regarding the coordination of their audit procedures to promote an effective use of resources and ensure a complete and non-redundant audit, and the Independent Auditor will submit such plan to the Committee for review.

6.                 The Independent Auditor shall provide to and discuss with the Committee periodic reports relating to:

a.                 all critical accounting policies and practices to be used;

b.                alternative treatments within GAAP discussed with management, the effect of using or not using such treatments and the Independent Auditor’s preferred treatment;

c.                 any management letter, schedule of unadjusted differences or other material written communications with management;

d.                any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties;

e.                 analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

f.                   the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements of the Company; and

g.                 earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information) and financial information and earnings guidance provided to stockholders, analysts and rating agencies.

7.                 The Independent Auditor will discuss with the Committee, management and the Internal Auditor risk assessments and risk management.

EXHIBIT B
AUDIT COMMITTEE

DISCUSSION TOPICS WITH THE INDEPENDENT AUDITOR

1.                 Accounting Principles and Disclosures

a.                 The auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

b.                The auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or extreme from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

c.                 The auditor’s reasoning in determining the appropriateness of changes in accounting principles and disclosure practices.

d.                The auditor’s reasoning in determining the appropriateness of changes in accounting principles and disclosure practices adopted by management for new transactions or events.

e.                 The auditor’s reasoning in accepting or questioning significant estimates made by management.

f.                   The auditor’s views about how the Company’s choices of accounting principles and disclosure practices may affect stockholders and public views and attitudes about the Company.

g.                 The auditor’s report to the Committee of any significant changes in the independent auditor’s original audit plan.

h.                The auditor’s interim financial review prior to the Company’s filing of each quarterly report to stockholders (Form 10-SB).

i.                   The auditor’s views about the fullness and accuracy of the Company’s financial statements.

2.                 Internal Control System Matters

a.                 Independent auditor’s recommendations.

b.                Management’s response and resulting actions.

c.                 Discussion of specific matters as requested or appropriate.

3.                 Audit Scope and Audit Independence

a.                 Adequacy of the independent auditor’s scope, approach and reports.

b.                The nature and extent of advisory services provided by the audit firm and consideration of any impact on auditor independence.

c.                 Unusual pressures or other matters which could impair auditor independence.

4.                 Other Matters as Appropriate

a.                 Meet with the independent auditor in executive session without the participation of senior management, as necessary, to foster open communication.

b.                Meet with Company’s legal counsel to review any legal matters that may have a significant impact on the Company’s overall financial status.

Appendix I

SECTIONS 92A.300-92A.500 OF NRS

NRS 92A.300 Definitions.   As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial shareholder” defined.   “Beneficial shareholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the shareholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined.   “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined.   “Dissenter” means a shareholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined.   “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 “Shareholder” defined.   “Shareholder” means a shareholder of record or a beneficial shareholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Shareholder of record” defined.   “Shareholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined.   “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest.   Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.   A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement,

an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.   The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.     Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.     Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of shareholder to dissent from certain corporate actions and to obtain payment for shares.

1.     Except as otherwise provided in NRS 92A.370 and 92A.390, any shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)    Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1)   If approval by the shareholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the shareholder is entitled to vote on the conversion or plan of merger; or

(2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)   Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c)    Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the Board of Directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

2.     A shareholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Shareholders of certain classes or series; action of shareholders not required for plan of merger.

1.     There is no right of dissent with respect to a plan of merger or exchange in favor of shareholders of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 shareholders of record, unless:

(a)    The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)   The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)   Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I)    The surviving or acquiring entity; or

(II)  Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)   A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.     There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the shareholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to shareholder; assertion by beneficial shareholder.

1.     A shareholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

2.     A beneficial shareholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)    He submits to the subject corporation the written consent of the shareholder of record to the dissent not later than the time the beneficial shareholder asserts dissenter’s rights; and

(b)   He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of shareholders regarding right of dissent.

1.     If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, the notice of the meeting must state that shareholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.     If the corporate action creating dissenters’ rights is taken by written consent of the shareholders or without a vote of the shareholders, the domestic corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.     If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenter’s rights:

(a)    Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)   Must not vote his shares in favor of the proposed action.

2.     A shareholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice: Delivery to shareholders entitled to assert rights; contents.

1.     If a proposed corporate action creating dissenters’ rights is authorized at a shareholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all shareholders who satisfied the requirements to assert those rights.

2.     The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)    State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)   Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)    Supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)   Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)    Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of shareholder.

1.     A shareholder to whom a dissenter’s notice is sent must:

(a)    Demand payment;

(b)   Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)    Deposit his certificates, if any, in accordance with the terms of the notice.

2.     The shareholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a shareholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.     The shareholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of shareholder.

1.     The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.     The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a shareholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1.     Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)    Of the county where the corporation’s registered office is located; or

(b)   At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.     The payment must be accompanied by:

(a)    The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders’ equity for that year and the latest available interim financial statements, if any;

(b)   A statement of the subject corporation’s estimate of the fair value of the shares;

(c)    An explanation of how the interest was calculated;

(d)   A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)    A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1.     A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the shareholders of the terms of the proposed action.

2.     To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.     A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.     A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.     If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.     A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.     The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.     The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.     Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)    For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)   For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1.     The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.     The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)    Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)   Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.     In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.     This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)